UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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PALL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pall Corporation 2200 Northern Boulevard East Hills, NY 11548

April 17, 2008

Dear Shareholder:

On behalf of the board of directors and management, it is my pleasure to invite you to attend the 2007 Annual Meeting of Shareholders of Pall Corporation on Wednesday, May 28, 2008 at 11:00 a.m., at the Long Island Marriott Hotel & Conference Center, 101 James Doolittle Boulevard, Uniondale, New York.

Details regarding admission to the meeting and information concerning the matters to be acted upon at the meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, our meeting agenda will include a discussion of the operations of our business and an opportunity for questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented at the meeting in accordance with your wishes. To ensure that, please either vote your shares through the internet, by telephone or by completing, signing and returning your proxy in the enclosed envelope as soon as possible.

On behalf of your board of directors, management and our employees, I thank you for your continued support and interest in Pall Corporation.

Very truly yours,

Eric Krasnoff
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF PALL CORPORATION

Date:	Wednesday, May 28, 2008

Time:	11:00 a.m., Eastern time

Place:	Long Island Marriott Hotel & Conference Center,
101 James Doolittle Boulevard
Uniondale, New York 11553

Purpose:	(1) Elect five directors for a term expiring at the 2008 annual meeting;

(2) Ratify the appointment of KPMG LLP as independent registered public accounting firm for fiscal year 2008;

(3) Approve an amendment to the Pall Corporation Employee Stock Purchase Plan increasing the number of shares of common stock available for purchase under the plan; and

(4) Conduct other business if properly raised.

Record Date:	April 8, 2008—Owners of common stock at the close of business on that date are entitled to receive notice of and to vote at the meeting.

Voting by Proxy:

Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. As a registered shareholder, you may also vote electronically by telephone or over the internet by following the instructions included with your proxy card. If your shares are held in street name, you may have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker, bank or other nominee.

Admission to the Annual Meeting of Shareholders:

Either an admission ticket or proof of ownership of Pall Corporation stock, as well as a form of personal photo identification, must be presented in order to be admitted to the annual meeting. (See “Information About Admission to the Annual Meeting of Shareholders” in the proxy statement.)

Sandra Marino Corporate Counsel and Corporate Secretary

April 17, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 28, 2008

Copies of the enclosed Proxy Statement for the 2007 Annual Meeting and the enclosed Annual Report to Shareholders for the year ended July 31, 2007 are also available on the Company’s website at www.pall.com/ar07.

		PAGE
LEGAL PROCEEDINGS		25
EXECUTIVE COMPENSATION		25
o	COMPENSATION DISCUSSION AND ANALYSIS	25
o	COMPENSATION COMMITTEE REPORT	40
o	COMPENSATION COMMITTEE INTERLOCKS AND
	INSIDER PARTICIPATION	40
o	SUMMARY COMPENSATION TABLE	41
o	GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2007	45
o	OUTSTANDING EQUITY AWARDS AT END OF
	FISCAL YEAR 2007	47
o	OPTION EXERCISES AND STOCK VESTED FOR
	FISCAL YEAR 2007	49
o	PENSION BENEFITS FOR FISCAL YEAR 2007	50
o	NONQUALIFIED DEFERRED COMPENSATION FOR
	FISCAL YEAR 2007	54
o	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE
	IN CONTROL	56
PROPOSAL 3—AMENDMENT OF PALL CORPORATION EMPLOYEE
STOCK PURCHASE PLAN		65
EQUITY COMPENSATION PLANS		70
ANNUAL REPORTS AND OTHER MATERIALS		71
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF
SHAREHOLDERS		72
o	REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE
	CONSIDERED FOR INCLUSION IN THE COMPANY’S PROXY MATERIALS	72
o	REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE
	BROUGHT BEFORE THE ANNUAL MEETING	72
INFORMATION ABOUT ADMISSION TO THE ANNUAL MEETING OF
SHAREHOLDERS		73
PALL CORPORATION DIRECTOR INDEPENDENCE STANDARDS		A-1
PALL CORPORATION EMPLOYEE STOCK PURCHASE PLAN		B-1

PALL CORPORATION
2200 Northern Boulevard
East Hills, New York 11548

PROXY STATEMENT

     The enclosed proxy card is solicited by the board of directors (the “board”) of Pall Corporation, a New York corporation (the “Company”), for use at the annual meeting of shareholders to be held on Wednesday, May 28, 2008, at 11:00 a.m., Eastern time, at the Long Island Marriott Hotel & Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553, and at any adjournments thereof (the “meeting”). Either an admission ticket or proof of ownership of Company stock, as well as a form of personal photo identification, must be presented in order to be admitted to the meeting. (See “Information About Admission to the Annual Meeting of Shareholders.”)

     The proxy materials are being sent to shareholders beginning on or about April 17, 2008. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by the firm of Georgeson Inc., which has been retained for this purpose by the Company and will be paid a fee for its services not to exceed $10,000, plus reasonable out-of-pocket expenses estimated at $5,000.

VOTING

     Whether or not you plan to attend the meeting, we request that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope or use the telephone or the internet to grant your proxy and vote. Telephone and internet voting instructions are provided on the proxy card.

     If your shares are registered in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from the nominee. The availability of telephone and internet voting will depend on the nominee’s voting processes.

     The shares represented by your properly completed proxy card will be voted in accordance with your instructions. If you properly sign, date and deliver to us your proxy card but you mark no instructions on it, the shares represented by your proxy will be voted FOR the election as directors of the five nominees proposed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. Alternatively, you can vote by telephone or the internet using the instructions set forth in the enclosed proxy card. Directors will be elected by a plurality of the votes properly cast by shareholders represented and entitled to vote at the meeting. The affirmative vote of the holders of a majority of the outstanding shares of common stock represented and entitled to vote at the meeting is necessary for approval of Proposal 2. Abstentions will have the effect of a vote against Proposal 2.

     Under the rules of the New York Stock Exchange (“NYSE”), the affirmative vote of a majority of the votes duly cast at the meeting on Proposal 3 is required for the approval of the proposed amendment to the Pall Corporation Employee Stock Purchase Plan, and the total “vote cast” on Proposal 3 must represent over 50% of all shares entitled to vote. Thus, a shareholder who does not vote will not affect the outcome of the vote so long as over 50% of the outstanding shares of common stock are voted on Proposal 3. However, a vote to “abstain” will be counted as a “vote cast” for the purpose of determining whether more than 50% of the outstanding shares have been voted on Proposal 3 and will have the same effect as a vote “against” for the purpose of determining whether a majority of the votes cast have been voted “for” the proposal.

     Under NYSE rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who have not furnished voting instructions. These are called “discretionary” items. In contrast, brokerage firms may not vote on certain other matters for which they have not received voting instructions from their clients. These are called “non-discretionary” items, and a lack of voting instructions for “non-discretionary” items results in so-called “broker non-votes.” The proposals to elect directors and to ratify the appointment of independent auditors are each considered a “discretionary” item. Proposal 3 is considered a “non-discretionary” item. Broker non-votes will not count as “votes cast” on Proposal 3 for purposes of determining whether 50% of the outstanding shares have been voted on Proposal 3, but otherwise will not affect the outcome of the vote.

     The board is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the internet will be voted in accordance with the judgment of the persons named as proxies.

     Shareholders have the right to revoke their proxies at any time before a vote is taken (1) by notifying the corporate secretary of the Company in writing at the Company’s address given above, (2) by executing a new proxy card bearing a later date or by voting by telephone or on the internet on a later date, provided the new proxy is received by Computershare Trust Company, N.A. (which will have representatives present at the meeting) by 12:01 a.m., Eastern time, on May 28, 2008, (3) by attending the meeting and voting in person or (4) by any other method available to shareholders by law.

     The close of business on April 8, 2008 has been fixed as the record date for the meeting, and only shareholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is common stock, par value $.10 per share (“common stock”). There were 122,661,993 shares of common stock outstanding and entitled to vote on the record date. Each shareholder is entitled to one vote for each share held. The holders of a majority of the shares issued and outstanding on the record date, present in person or represented by proxy received by mail, telephone or the internet, will constitute a quorum at the meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

The board of directors unanimously recommends a vote
FOR the election of all the below nominees

     At the date of this proxy statement, the board consists of 11 members, 10 of whom are non-employee directors. The Company recently amended its by-laws to provide that, beginning with the 2007 annual meeting of shareholders, director nominees will be proposed for election to a term expiring at the next annual meeting. This by-law amendment does not affect the unexpired term of any director elected prior to the effective date of the amendment. Accordingly, at the meeting, five directors are proposed for election for terms that will expire at the 2008 annual meeting. The remaining six directors will serve the remainder of their respective terms, which expire at the 2008 and 2009 annual meetings of shareholders as set forth below. The five directors nominated for reelection by the nominating/governance committee of the board are Cheryl W. Grisé, John H. F. Haskell Jr., Katharine L. Plourde, Heywood Shelley and Edward Travaglianti.

     Ms. Grisé was brought to the attention of the nominating/governance committee as a candidate by a third-party search firm, Boardroom Consultants, which was retained by the committee to assist it in identifying and evaluating possible nominees for director. In the cases of John H. F. Haskell Jr. and Heywood Shelley, the board has waived the corporate governance policy concerning a director’s eligibility to be renominated for election to the board after reaching age 75.

     Directors will be elected by a plurality of the votes properly cast by shareholders represented and entitled to vote at the meeting. All nominees are expected to serve if elected, and each of them has consented to being named in the proxy statement and to serve if elected. All nominees are current directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named as proxies in the form of proxy shall have the right to vote according to their judgment for another person instead of the unavailable nominee.

Information Regarding Directors and Nominees

     Set forth below is information with respect to the nominees and each other present director of the Company continuing in office after the meeting.

Nominees for Election to the Board of Directors for a
Term Expiring at the 2008 Annual Meeting of Shareholders

     Cheryl W. Grisé, age 55, was executive vice president of Northeast Utilities, a public utility holding company, from December 2005 until her retirement in July 2007. Prior to that time, Ms. Grisé had served in various senior management positions at Northeast Utilities since 1998. Ms. Grisé was a director of Dana Corporation until February 1, 2008 and currently serves on the board of MetLife, Inc. She also serves as chairperson of the board of the University of Connecticut Foundation and as a member of the board of Kingswood-Oxford School. Ms. Grisé has been a director of the Company since August 2007.

     John H. F. Haskell, Jr., age 76, was for more than the past five years, until his retirement on March 31, 2004, an investment banker and advisor with the investment banking firm of UBS Securities LLC, New York, New York, and its predecessors. From March 31, 2004 until May 31, 2005, he was a non-employee advisor for UBS. Mr. Haskell is co-chair of the board of the French Institute Alliance Française and serves as a board director of other not-for-profit organizations. Mr. Haskell has been a director of the Company since 1998.

     Katharine L. Plourde, age 56, was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc., New York, New York until November 1997. Since that time, she has engaged in private investing and is currently serving on the board of one not-for-profit organization. Since February 2002, she has also served on the board of OM Group Inc. Ms. Plourde has been a director of the Company since 1995.

     Heywood Shelley, age 80, has been a practicing attorney with the firm of Carter Ledyard & Milburn LLP, New York, New York since 1951. This firm has in the past acted and may in the future act as legal counsel to the Company in some matters. Mr. Shelley has been a director of the Company since 1990.

     Edward Travaglianti, age 59, has been since February 2004 the president of Commerce Bank, Long Island, which is part of Commerce Bancorp. Mr. Travaglianti was president of Commercial Markets at Citibank, N.A. from July 2001, when Citibank acquired European American Bank (EAB), until his retirement in October 2002. Prior to that acquisition, Mr. Travaglianti was, from July 1995, chairman and chief executive officer of EAB. Mr. Travaglianti serves as the chairman of the board and a director of several not-for-profit and health-related organizations. He has been a director of the Company since 2001.

Members of the Board of Directors Continuing in Office for a
Term Expiring at the 2008 Annual Meeting of Shareholders

     Ulric S. Haynes, Jr., age 76, was the U.S. Ambassador to Algeria from 1977 to 1981. He was executive dean for university international relations at Hofstra University, Hempstead, New York, from September 1996 until his retirement in 2003. Prior to September 1996, Mr. Haynes was dean of the Business School at Hofstra University. He serves as a director of the Council of American Ambassadors. He has been a director of the Company since 1994.

     Edwin W. Martin, Jr., age 76, was associate and deputy U.S. commissioner of education from 1969 to 1979 and assistant secretary of education from 1979 to 1981. Dr. Martin was president and chief executive officer of the National Center for Disability Services until November 1994 and since then has been president-emeritus and a trustee. Dr. Martin is a member of the Roslyn Bank Divisional Advisory Board to the New York Community Bank. In 2007, Dr. Martin was also elected mayor of Venice, Florida for a term lasting until 2010. He has been a director of the Company since 1993.

Members of the Board of Directors Continuing in Office for a
Term Expiring at the 2009 Annual Meeting of Shareholders

     Daniel J. Carroll, Jr., age 63, was the CEO of Telcordia Technologies from September 2005 until May 2007. He continues to serve on the Telcordia board. Telcordia is a global provider of telecommunications network software and services for internet protocol, wireline, wireless and cable customers. Mr. Carroll held a number of executive positions with AT&T Corp. until its spin-off of Lucent Technologies Inc. He retired from his employment as an officer of Lucent in 2000. He has been a director of the Company since 1999.

     Eric Krasnoff, age 56, has been chairman and chief executive officer of the Company since July 1994. He has also been a director of the Company since 1994. He serves on the board of three not-for-profit organizations.

     Dennis N. Longstreet, age 62, was from 1998 until his retirement in late 2005 company group chairman of Johnson & Johnson Medical Devices, culminating a 36-year career in operational and sales management roles with Johnson & Johnson, a manufacturer of health care products and provider of related services for the consumer, pharmaceutical and medical devices and diagnostic markets. He is a former chairman of the AdvaMed Industry Foundation and serves on the board of trustees, the board of governors and the board of other not-for-profit organizations. Mr. Longstreet also serves on the board of Avalign Technologies, Inc. He has been a director of the Company since 2006.

     Edward L. Snyder, age 61, is professor of laboratory medicine and associate chair for clinical affairs of the Department of Laboratory Medicine at Yale University School of Medicine. He is also director of Blood Bank/Apheresis Service and assistant chief/associate chair for clinical affairs at the Department of Laboratory Medicine at Yale-New Haven Hospital. Dr. Snyder has “appointed consultant” status with the Food and Drug Administration Medical Devices Advisory Committee—Hematology and Pathology Devices Panel, and is a past president of the American Association of Blood Banks. He is the chair-elect of the volunteer board, National Marrow Donor Program. Dr. Snyder also serves on the Company’s Medical Advisory Board and has been a director of the Company since 2000.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2007

     The following table sets forth the compensation of the Company’s non-employee directors for the fiscal year ended July 31, 2007 (“fiscal year 2007”). Neither Mr. Krasnoff nor Mr. Wilson received any additional compensation for service as a director in fiscal year 2007. Ms. Grisé was not a director during fiscal year 2007 and so is not included in the table below.

	Fees Earned
	or Paid in		Option	All Other
	Cash	Stock Awards	Awards	Compensation	Total
Name	($)	($)(1)(2)	($)(3)(4)	($)	($)
Daniel J. Carroll	$91,000	$79,400	$85,998		$256,398
John H.F. Haskell	62,500	79,400	60,251		202,151
Ulric S. Haynes	63,500	79,400	60,251		203,151
Dennis Longstreet	50,000	90,923	8,100		149,023
Edwin W. Martin, Jr.	70,250	79,400	60,251		209,901
Katharine L. Plourde	78,500	79,400	85,998		243,898
Heywood Shelley	50,500	79,400	60,251	$ 636(5)	190,787
Edward L. Snyder	63,500	59,063	26,430	1,750(6)	150,743
Edward Travaglianti	67,500	79,400	63,964		210,864
James D. Watson(7)	36,500	79,400	85,998		201,898
____________________

(1)	Reflects the expense recognized for financial statement reporting purposes under Statement of Financial Accounting Standards 123R (“SFAS 123R”) for each non-employee director for the Company’s fiscal year ended July 31, 2007 for annual awards of restricted stock units granted both in fiscal year 2007 and in prior years by the Company under its 2005 Stock Compensation Plan (the “Stock Plan”). For additional information regarding the assumptions made in calculating these amounts, see Note 17, Common Stock, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and the corresponding note to the consolidated financial statements for prior fiscal years for grants made in those years. These amounts reflect our accounting expense for these awards and do not correspond to the actual value, if any, that may be realized by the non-employee director.

The grant date fair value of restricted stock units granted to each non-employee director in fiscal year 2007 was $59,063 other than Mr. Longstreet whose awards had an aggregate grant date fair value of $90,923.

(2)	The following table reflects the number of restricted stock units held by each non-employee director at the end of fiscal year 2007:

Daniel J. Carroll	4,584
John H.F. Haskell	4,584
Ulric S. Haynes	4,584
Dennis Longstreet	2,771
Edwin W. Martin, Jr.	4,584

Katharine L. Plourde	4,584
Heywood Shelley	4,584
Edward L. Snyder	1,761
Edward Travaglianti	4,584
James D. Watson	4,584

(3)	Reflects the expense recognized for financial statement reporting purposes under SFAS 123R for each non-employee director for the Company’s fiscal year ended July 31, 2007 for stock options granted both in fiscal year 2007 and in prior years by the Company under its 2001 Stock Option Plan for Non-Employee Directors. For additional information regarding the assumptions made in calculating these amounts, see Note 17, Common Stock, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and the corresponding note to the consolidated financial statements for prior fiscal years for grants made in those years. These amounts reflect our accounting expense for these awards and do not correspond to the actual value, if any, that may be realized by the non-employee director. Each stock option was granted with an exercise price of $39.07 per share.

The grant date fair value of stock options granted to each non-employee director in fiscal year 2007 was $26,430 other than Mr. Longstreet whose awards had an aggregate grant date fair value of $51,060.

(4)	The following table reflects the number of stock options held by each non-employee director at the end of fiscal year 2007.

Daniel J. Carroll	24,000
John H.F. Haskell	24,000
Ulric S. Haynes	24,000
Dennis Longstreet	6,000
Edwin W. Martin, Jr.	10,875
Katharine L. Plourde	24,000
Heywood Shelley	24,000
Edward L. Snyder	3,000
Edward Travaglianti	28,500
James D. Watson	24,000

(5)	Represents compensation imputed to Mr. Shelley that is equivalent to a per annum interest rate of 4.53% on his $120,400 loan from the Company. On September 11, 2006, Mr. Shelley repaid his loan in full to the Company.

(6)	Represents a meeting fee Dr. Snyder received as a member of the Pall Corporation Medical Advisory Board.

(7)	James D. Watson resigned from the board on November 3, 2007.

Cash Fees

     Non-employee directors of the Company were paid the following in cash for their services on the board in fiscal year 2007:

  $2,000 per month

  Each member of the audit committee received an additional $500 per month

  Mr. Shelley and Dr. Martin were each paid an additional $750 per month for service on the executive committee

  $2,500 for each meeting of the board and board committees personally attended

  $2,500 for telephone participation in one regularly scheduled board meeting per year

  $2,500 for telephone participation in one regularly scheduled committee meeting per year

  $1,000 for participation in each meeting of the board or a board committee held by telephone conference call

  $10,000 annual retainer for presiding independent director

  $5,000 annual retainer for the chairpersons of the audit, compensation and nominating/governance committees.

Equity Awards

     The non-employee directors received restricted stock unit grants pursuant to the Stock Plan and stock option grants pursuant to the 2001 Stock Option Plan for Non-Employee Directors.

     Under the 2001 Stock Option Plan for Non-Employee Directors, on January 5th of each year, each director who is not an employee of the Company automatically receives:

  3,000 options with an exercise price equal to the arithmetic mean of the highest and lowest sales price as reported in the NYSE Consolidated Transactions of a share of common stock on the grant date

  Options become exercisable in four equal installments on each of the first four anniversaries of the grant date and expire on the seventh anniversary.

  Upon leaving the board (other than a removal for cause), a director may exercise any options vested as of the date of departure for up to one year after such date and any unvested options will be forfeited; provided, however, that if a director had served two full three-year terms prior to his or her departure, all of the director's options will continue to vest and be exercisable in accordance with their terms as if the director still served on the board.

     A new non-employee director, on the date on which he or she is elected at an annual meeting of shareholders for the first time, is granted an option for 3,000 shares, in addition to and on the same terms as outlined above.

     Under the Stock Plan, on January 5th of each year, each director who is not an employee of the Company automatically receives:

  1,750 restricted stock units

  Restricted stock units are converted into 1,750 shares of common stock promptly following the date on which the director leaves the board (for any reason except removal for cause)

  On each date on which dividends are paid to shareholders, the account of each non-employee director is credited with “dividend equivalent units.” The Company calculates these “dividend equivalent units” by taking the number of restricted stock units outstanding on the day prior to the dividend payment date, multiplying this number by the amount of the cash dividend per share to arrive at the total cash dividend. The Company then divides the total cash dividend by the closing stock price on the dividend payment date to arrive at the number of dividend equivalent units.

     A new non-employee director, on the date on which he or she is elected at an annual meeting of shareholders for the first time, receives 1,000 restricted stock units, in addition to and on the same terms as outlined above.

     All restricted stock units and stock options granted to non-employee directors vest in full upon a change in control of the Company (as defined in note 4 to “Potential Payments Upon Termination or Change in Control”).

D&O Insurance

     The Company and its officers and directors are insured under four insurance policies with respect to liabilities arising from their service as officers and directors. These four policies, all effective August 1, 2007, are written by Vigilant Insurance Company, Federal Insurance Company (“Chubb”), Illinois National Insurance Company and Allied World Assurance Company. The Company pays the annual premium for each of these policies, which totaled $865,889 for fiscal year 2007 and totals $1,339,000 for fiscal year 2008.

STRUCTURE AND PRACTICES
OF THE BOARD OF DIRECTORS

Corporate Governance Policy

     The board has adopted a corporate governance policy that provides the framework for the governance of the Company. The governance rules for companies listed on the NYSE and those contained in the Sarbanes-Oxley Act of 2002 and related regulations are reflected in the policy. The board reviews these principles and other aspects of governance periodically.

Meetings of the Board

     The board had eight regularly scheduled meetings during fiscal year 2007. The Company’s non-employee directors meet at regularly scheduled executive sessions, without any employee directors or members of management present. The Company’s independent directors also meet at regularly scheduled sessions, without the participation of directors who do not qualify as independent directors. During fiscal year 2007, the non-employee directors had one meeting, and the independent directors had one meeting. Currently, Daniel J. Carroll, Jr., the presiding independent director, is the chairperson for all meetings of the non-employee and independent directors.

     Each director has full access to the Company’s management.

     Directors are expected to attend all meetings of the board and each committee on which they serve. In fiscal year 2007, the board held eight meetings and committees of the board held a total of 21 meetings. No director attended less than 80% of the total number of meetings of the board and committees of the board on which he or she served during the period of such service. Although the Company does not have a formal policy with respect to director attendance at annual meetings of shareholders, all directors are expected to attend, and all of the Company’s directors then in office attended the Company’s 2006 annual meeting of shareholders.

Communication with the Board

     Shareholders or other interested parties may initiate in writing any communication with the board as a group, the non-management directors as a group, or any individual director, including the presiding independent director, and send it to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548. This centralized process assists the board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The corporate secretary will forward such correspondence only to the intended recipients. However, prior to forwarding any correspondence, the corporate secretary will review such correspondence and, in her discretion, not forward correspondence deemed to be of a commercial nature.

Director Independence

     The Company’s corporate governance policy provides for director independence standards consistent with those of the NYSE. These standards require the board to affirmatively determine that each director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) other than as a director. The board has adopted the director independence standards set out in Appendix A hereto for its evaluation of the materiality of director relationships with the Company. The board considers relationships involving directors and their immediate family members that may implicate any of these standards or the listing standards of the NYSE and relies on information derived from Company records, questionnaires completed by directors and inquiries of other relevant parties.

     The relationships reviewed by the board as part of its most recent independence determination consisted principally of donations made by the Company to not-for-profit organizations, including educational and health organizations (such as hospitals, laboratories and blood centers), with which board members were affiliated by service as employees, directors or trustees. The board also reviewed commercial relationships between the Company and the directors or organizations with which directors were affiliated by service as outside directors (Mss. Grisé and Plourde) or trustees (Mr. Travaglianti), or from which they received compensation (Mr. Shelley). The relationships with these organizations involved the Company’s sale or purchase of products or services in the ordinary course of business that were made on arm’s-length terms in amounts and under other circumstances that did not affect the relevant directors’ independence (other than in the case of Mr. Shelley) under the Company’s director independence standards or under applicable law and listing standards.

     The board has determined that the following directors are “independent” as required by the NYSE listing standards and the Company’s corporate governance policy: Daniel J. Carroll, Jr., Cheryl W. Grisé, John H. F. Haskell, Jr., Ulric S. Haynes, Jr., Dennis N. Longstreet, Edwin W. Martin, Jr., Katharine L. Plourde, Edward L. Snyder, Edward Travaglianti and James D. Watson. Dr. Watson resigned from the board on November 3, 2007.

     All members of the audit committee, the compensation committee and the nominating/governance committee are independent directors under applicable listing standards and the Company’s director independence standards. The Company’s director independence standards are attached as Appendix A and also available on the Company’s website at www.pall.com under the “Investor Information” tab.

Codes of Conduct

     The Company has codes of conduct that apply to every employee and to its directors. These codes are designed to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The employee codes of conduct pertaining to ethics and compliance matters include policies on employment, conflicts of interest and the protection of confidential information, and require strict adherence to all laws and regulations applicable to the conduct of Company business. The directors’ code of business conduct and ethics includes policies on conflicts of interest, corporate opportunities and insider trading. The Company will disclose any amendments to, or waivers of, the employee codes of conduct relating to its executive officers and any amendments to, or waivers of, the directors’ code of conduct on its website at www.pall.com under the “Investor Information” tab in accordance with applicable law and the requirements of the NYSE corporate governance standards. The Company’s financial code of ethics specifically addresses the requirements and obligations applicable to officers and employees with important roles in the financial reporting process.

Board Committees

     The board has an audit committee, a compensation committee, an executive committee and a nominating/governance committee. The board has adopted a written charter for each of these committees. Board committee charters are available on the Company’s website at www.pall.com under the “Investor Information” tab.

     Each committee conducts an annual assessment to review the sufficiency of resources and time to fulfill its obligations and to review the performance of its obligations. Under the Company’s corporate governance policy, each committee may retain consultants to assist it in carrying out its responsibilities.

     The following table shows both current and former members (indicated by an “X” or “Chair”) of each of the board committees, the number of committee meetings held and number of actions taken by unanimous written consents during fiscal year 2007:

Nominating/
	Audit	Compensation	Executive	Governance
Daniel J. Carroll, Jr.*(1)	X	Chair	—	—
Cheryl W. Grisé* (2)	—	X	—	—
John H.F. Haskell, Jr.*	X	—	—	—
Ulric S. Haynes, Jr.*	—	X	—	X
Eric Krasnoff	—	—	Chair	—
Dennis N. Longstreet*	—	—	—	X
Edwin W. Martin, Jr.*	—	X	X	X
Katharine L. Plourde*	X	—	—	Chair
Heywood Shelley	—	—	X	—
Edward L. Snyder*	—	X	—	X

				Nominating/
	Audit	Compensation	Executive	Governance
Edward Travaglianti*	Chair	—	—	—
James D. Watson*(3)	—	—	—	—
Marcus Wilson (4)	—	—	X	—
Number of meetings	11	5	0	5
Number of consents	0	4	18	0
____________________

*	Independent director

(1)	Presiding independent director since July 2003.

(2)	Cheryl W. Grisé has been a director of the Company since August 21, 2007 and was appointed to the compensation committee effective January 17, 2008.

(3)	James D. Watson resigned from the board on November 3, 2007.

(4)	Marcus Wilson resigned from the board on November 14, 2006.

Chair = chairperson

     The Audit Committee

     The audit committee assists the board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the adequacy of the Company’s information technology and systems, the performance of the Company’s internal audit function, the annual independent audit of the Company’s financial statements, the performance, qualifications and independence of its independent registered public accounting firm, and the Company’s compliance and ethics program.

     Each member of the audit committee meets the independence requirements of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s corporate governance policy. The board has determined that each member of the audit committee is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

     The Compensation Committee

     The compensation committee of the board has the authority and responsibility for approving the compensation of the Company’s executive officers, as defined in the Exchange Act. The compensation committee evaluates and approves the Company’s compensation plans, policies and programs for its executive officers or in which its executive officers participate, including employment contracts, the Management Stock Purchase Plan, the Executive Incentive Bonus Plan and (with respect to all aspects of awards which are made to executive officers) the Stock Plan. The compensation committee has sole authority to retain and terminate executive compensation consultants, including approving the fees and other terms of their engagements, to advise on the evaluation and compensation of the chief executive officer. The committee also has the right to use reasonable amounts of time of the Company’s internal staff and to hire consultants and advisors to assist and advise the committee in connection with its other responsibilities.

     Since 1994, Watson Wyatt has been asked by the compensation committee to evaluate on a biennial basis the cash compensation levels of the Company’s executive officers. In fiscal year 2007, the compensation committee also asked Watson Wyatt to assess the market competitiveness of total direct compensation (cash and equity awards) for the executive officers and to make recommendations regarding equity grants to be made to the executive officers in January 2007. Watson Wyatt has also been engaged by the Company periodically to perform similar assessments and to make similar recommendations with respect to employees other than the executive officers of the Company.

     In making its determinations with respect to compensation for executive officers other than the chief executive officer, the compensation committee solicits the views and recommendations of the chief executive officer (especially regarding individual performance) in accordance with its charter. The chief executive officer has no involvement in any discussions of the compensation committee regarding his performance or his compensation. The compensation committee has called upon the chief financial officer for information regarding the Company’s financial performance and has periodically requested other nonexecutive employees of the Company to provide information or make presentations to the compensation committee regarding executive compensation matters. For more information on the processes of the compensation committee in setting executive compensation for fiscal year 2007, see “Compensation Discussion and Analysis.”

     The compensation committee also has the responsibility to review and make recommendations to the board with respect to the compensation of the board and its committees (including fees and equity awards) every two years. No changes were made to director compensation in fiscal year 2007. In connection with its responsibility to review director compensation, the compensation committee has periodically engaged Mercer to assess its market competitiveness. Mercer also performs certain other employee-benefit related services for the Company unrelated to executive or director compensation. Each member of the compensation committee meets the independence requirements of the NYSE and the Company’s corporate governance policy.

     The Executive Committee

     The executive committee has the authority to act on most board matters during the intervals between meetings of the full board, except those matters which are reserved for the board of directors by the New York Business Corporation Law.

     The Nominating/Governance Committee

     The nominating/governance committee develops policy on the size and composition of the board, criteria for director nomination, and procedures for the nomination process. The committee identifies and recommends candidates for election to the board. The committee reviews and makes recommendations to the board and/or management with respect to corporate governance issues, and management succession plans. Each member of the nominating/governance committee meets the independence requirements of the NYSE and the Company’s corporate governance policy.

Nomination Process

     The nominating/governance committee will consider shareholder recommendations for director nominees. A shareholder desiring the committee to consider any person for nomination for election to the board must deliver a written submission to the nominating/governance committee in care of the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548. Such submission must include (1) the name of such person, (2) such person’s written consent to be named in the proxy statement and to serve if elected, (3) documentation demonstrating that the shareholder is a shareholder of the Company, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships, between or among such shareholder (and/or any beneficial owner on whose behalf the recommendation is made) and its affiliates and associates, or others acting in concert therewith, on the one hand, and such person and his or her respective affiliates and associates, or others acting in concert therewith, (5) any information relating to such person and his or her affiliates or associates that would be required to be disclosed in a proxy solicitation for the election of directors of the Company pursuant to Regulation 14A under the Exchange Act, (6) a description of the qualifications of such person that, in the view of such person or the shareholder (or any such beneficial owner), would make such person a suitable director, and (7) a description of such person’s reasons for seeking election as a director, which description must include any plans or proposals that such person or the shareholder (or any such beneficial owner) may have which relate to or would result in any of the actions described in Item 4 of Schedule 13D under the Exchange Act. Such submission should include an undertaking to submit to the corporate secretary of the Company a statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. The committee may require additional information from the nominee to perform its evaluation of the eligibility of the nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

     Any nomination by a shareholder of any person for election to the board of the Company must comply with the foregoing and the notice and other requirements of the Company’s by-laws. In addition, any such nomination must also include a representation (1) that the shareholder intends to appear in person or by proxy at the meeting to propose such business or nomination; and (2) whether the shareholder or the beneficial owner intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding common stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders.

     Recommendations for nomination and nominations that are made by shareholders in accordance with these procedures and, if applicable, the by-laws of the Company, will receive the same consideration as recommendations or nominations initiated by the nominating/governance committee.

     In its assessment of each person considered for nomination, the nominating/governance committee will review (1) such person’s judgment, experience, independence and understanding of the Company’s business, (2) the range of talent and experience already represented on the board, and (3) such other factors that the nominating/governance committee determines are pertinent in light of the current needs of the Company. Diversity of race, ethnicity and gender among the directors is a factor in evaluating nominees for board membership. The nominating/governance committee will also take into account the ability of such person to devote the time and effort necessary to fulfill his or her responsibility as a Company director.

PROPOSAL 2— RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2008

The board of directors unanimously recommends a vote
FOR the ratification of KPMG LLP as the Company’s
independent registered public accounting firm for 2008

     The audit committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2008 and has directed that management submit the selection of independent registered public accounting firm to shareholders for ratification at the meeting. Representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or otherwise. However, the Company is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

Audit and Non-Audit Fees

     The following table presents fees billed or expected to be billed for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for its 2007 and 2006 fiscal years, and fees billed or expected to be billed for other services rendered to the Company by KPMG LLP:

	Fiscal
	2007	2006
Audit fees(1)	$8,594,000	$6,670,000
Audit-related fees(2)	226,000	170,000
Tax fees(3)	937,000	1,000,000
All other fees	—	—
Total	$9,757,000	$7,840,000
__________________

(1)	Audit fees include fees for the audit of management’s assessment of the effectiveness of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of the consolidated financial statements in the Company’s quarterly reports on Form 10-Q, and fees for services that are normally provided by an independent registered public accounting firm in connection with a statutory audit.

(2)	Audit-related fees consisted principally of fees for audits of financial statements of certain employee benefit plans that are not included in audit fees above.

(3)	Tax fees consisted of fees for tax compliance and related services.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

     The audit committee has implemented a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to the Company by KPMG LLP, the Company’s independent registered public accounting firm. Under the policy, each engagement to provide audit or non-audit services must be documented in writing and the scope and terms of the engagement, including any fees payable, are subject to pre-approval by the audit committee. Services are generally subject to budgets, and fee overages in excess of $5,000 require specific audit committee approval. All audit and permitted non-audit services provided by KPMG LLP during fiscal year 2007 were pre-approved in accordance with the Company’s policy.

     For purposes of the policy, services are categorized as either “recurring” or “non-recurring.” Recurring services are reviewed periodically by the audit committee at regularly scheduled meetings and include services such as the annual audit of the Company’s financial statements and the financial statements of certain employee benefit plans, statutory audits for certain subsidiaries and services relating to the Company’s tax returns. Non-recurring non-audit services must be pre-approved on a case-by-case basis. Non-recurring services for which fees are expected to be less than $100,000 may be pre-approved by the chairperson of the audit committee and must be ratified by the full audit committee at its next regularly scheduled meeting. Services for which fees are expected to be at least $100,000 must be pre-approved by the full audit committee.

     The Company’s chief financial officer is responsible for confirming that individual proposals for audit and non-audit services comply with the Company’s policy.

Audit Committee Report

     Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The firm of KPMG LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

     In the performance of its duties for fiscal year 2007, the audit committee: (1) reviewed and discussed the audited consolidated financial statements with management and the independent auditors; (2) discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified or supplemented, and the Public Company Accounting Oversight Board’s Auditing Standard No. 2 (An Audit of Internal Control Over Financial Reporting performed in conjunction with an audit of Financial Statements); (3) received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with KPMG LLP the firm’s independence; (4) considered whether the provision of certain non-audit services to the Company by KPMG LLP is compatible with maintaining KPMG LLP’s independence; and (5) reviewed the structure of the Company’s financial/accounting and Information Technology (IT) organizations.

     In addition, the audit committee conducted an inquiry, with the assistance of independent counsel and a forensic accounting firm, into certain matters surrounding the Company’s need to restate its annual and quarterly financial statements for the fiscal years 1999 through 2006 and for each of the fiscal quarters ended October 31, 2006, January 31, 2007, and April 30, 2007. The audit committee also reviewed with management and KPMG LLP management’s assessment of the Company’s internal control over financial reporting. In addition, the audit committee provided oversight and reviewed with management the completed and planned initiatives to remediate the material weakness identified in the Company’s internal control over financial reporting with respect to income taxes.

     Based on these reviews, discussions and activities, the audit committee recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007.

     This report by the audit committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

     The undersigned, being all the members of the audit committee, submit this report to the Company’s shareholders.

Audit Committee
Daniel J. Carroll, Jr.
John H. F. Haskell, Jr.
Katharine L. Plourde
Edward Travaglianti (Chair)

April 17, 2008

BENEFICIAL OWNERSHIP OF COMMON STOCK
AND RESTRICTED STOCK UNITS

     The following table sets forth information as of March 3, 2008 with respect to the beneficial ownership of common stock, and restricted stock units acquired under the Management Stock Purchase Plan (the “Management Plan”) and the Stock Plan, by (a) each shareholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each current director of the Company, (c) each current and former executive officer included in the Summary Compensation Table below, and (d) all current directors and executive officers of the Company as a group as of March 3, 2008. The percentages in the third column are based on the 122,872,069 shares outstanding on March 3, 2008. In each case, (1) except as otherwise indicated in the notes to the table, the shares shown in the second column are owned directly by the individuals or members of the group named in the first column, with sole voting and dispositive power, and (2) the restricted stock units shown in the fourth column are owned directly by the individuals or members of the group named in the first column, but cannot be voted or disposed of by them. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of shares not owned directly by the named director or executive officer does not constitute an admission that such shares are beneficially owned by the director or executive officer for any other purpose.

	Common shares
Name of	No. of		Percent	Restricted
Beneficial Owner	Shares(1)		of Class(2)	Stock Units(3)
ClearBridge Advisors, LLC	15,285,210	(a)	12.44%	—
Smith Barney Fund Management LLC
Batterymarch Financial Management, Inc.
399 Park Avenue
New York, NY 10022
Mary Ann Bartlett	18,370		—	30,452
Daniel J. Carroll, Jr.	25,500		—	6,383
Cheryl W. Grisé	—		—	1,755
John H.F. Haskell, Jr.	26,500		—	6,383
Ulric S. Haynes, Jr.	19,500		—	6,383
Eric Krasnoff	489,887	(b)	0.40%	208,148
Dennis Longstreet	1,500		—	4,552
Edwin W. Martin, Jr.	12,207		—	6,383
Lisa McDermott	25,050		—	27,381
Roberto Perez	28,235		—	52,725
Katharine L. Plourde	20,500		—	6,383
Heywood Shelley	29,500	(c)	—	6,383
Edward L. Snyder	750		—	3,533
Donald Stevens	143,078		0.12%	108,161
Edward Travaglianti	35,520		—	6,383
Marcus Wilson	80,133		—	66,905
15 current directors and executive officers
of the Company as a group	876,097		0.71%	481,388
__________________

(1)	Includes shares covered by stock options currently exercisable or becoming exercisable within 60 days of March 3, 2008, as follows: Ms. Bartlett—18,200 shares; Mr. Carroll—19,500 shares; Mr. Haskell—19,500 shares; Mr. Haynes—19,500 shares; Mr. Krasnoff—402,948 shares; Mr. Longstreet—1,500 shares; Dr. Martin—6,375 shares; Ms. McDermott—25,050 shares; Mr. Perez—25,750 shares; Ms. Plourde—19,500 shares; Mr. Shelley—19,500 shares; Dr. Snyder—750 shares; Mr. Stevens—98,051 shares; Mr. Travaglianti—24,000 shares; Mr. Wilson—80,000 shares; and the 15 current directors and executive officers of the Company as a group—700,124 shares.

(2)	Percentages are shown only for shareholders owning at least one-tenth of one percent of the class.

(3)	With respect to executives, each restricted stock unit is converted, when it vests, into one share of common stock unless the holder elects to defer conversion, as permitted by the Management Plan and the Stock Plan. With respect to each non-employee director, each restricted unit is converted into one share of common stock upon the director’s termination of board membership for any reason other than removal for cause.

(a)

In an amended Schedule 13G filed with the SEC on February 14, 2008, ClearBridge Advisors, LLC (“ClearBridge Advisors”), Smith Barney Fund Management LLC (“Smith Barney”) and Batterymarch Financial Management LLC (“Batterymarch”) filing as a group (the “ClearBridge Group”) in accordance with Rule 13d-1(b)(1)(ii)(J) of the Exchange Act, pursuant to a joint filing agreement, reported beneficial ownership of such 15,285,210 shares. The ClearBridge Group, as a group, reported shared power to vote or direct the voting of 12,099,736 shares and shared power to dispose or to direct the disposition of 12,099,736 shares. ClearBridge Advisors reported shared power to vote or direct the voting of 11,777,775 shares and shared power to dispose or to direct the disposition of 14,879,339 shares. Smith Barney reported shared power to vote or direct the voting of 124,300 shares and shared power to dispose or to direct the disposition of 124,300 shares. Batterymarch reported shared power to vote or direct the voting of 197,661 shares and shared power to dispose or to direct the disposition of 281,571 shares.

(b)	Includes 12,966 shares owned by trusts established for the benefit of Mr. Krasnoff’s children. Mr. Krasnoff is trustee of these trusts and as such has sole voting and dispositive power with respect to the shares owned by the trusts. Also includes 1,436 shares owned by Mr. Krasnoff’s wife and as to which Mr. Krasnoff disclaims voting or dispositive power. Does not include 10,000 shares beneficially owned by a trust of which Mr. Krasnoff is one of the three trustees, along with Mr. Shelley. The trustees of this trust have sole voting power, but no dispositive power, with respect to these shares. U.S. Trust, now part of Bank of America, is the investment manager for the trust’s investment account and has complete investment discretion with respect to the trust. The trustees have limited the investment power of the trust by instructing U.S. Trust not to engage in any transaction with respect to Company stock during any period in which Company officials are prohibited by Company policy from engaging in transactions in the Company’s common stock.

(c)	Does not include 10,000 shares beneficially owned by a trust of which Mr. Shelley is one of the three trustees, along with Mr. Krasnoff. The trustees of this trust have sole voting power, but no dispositive power, with respect to these shares. U.S. Trust, now part of Bank of America, is the investment manager for the trust’s investment account and has complete investment discretion with respect to the trust. The trustees have limited the investment power of the trust by instructing U.S. Trust not to engage in any transaction with respect to Company stock during any period in which Company officials are prohibited by Company policy to engage in transactions in the Company’s common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and the rules thereunder require the Company’s directors and executive officers to file reports of their ownership and changes in ownership of common stock with the SEC. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and executive officer. Based on such information, the Company believes that all reports that were required by Section 16(a) of the Exchange Act to be filed by directors and executive officers of the Company during the fiscal year ended July 31, 2007, were filed on time.

Policies and Procedures for Related Person Transactions

     The board is responsible for the oversight and approval (or ratification) of any transaction, relationship or arrangement in which the Company is a participant and that involves board members, Company executive officers, beneficial owners of more than 5% of Company common stock, their immediate family members, any individual (other than tenants and employees) who shares that person’s home and companies they control or in which they have a substantial beneficial ownership interest. We refer to these as related person transactions and to the persons or entities involved as related persons.

     The board has adopted a written policy that sets out procedures for the reporting, review and ratification of related person transactions. The policy operates in conjunction with other aspects of the Company’s compliance program, such as its codes of ethics, which require directors and employees to report any circumstances that may create or appear to create a conflict between the interests of the related person and those of the Company, regardless of the amount involved. The Company’s directors and executive officers must also periodically confirm information about related person transactions, and management reviews its books and records and makes other inquiries as appropriate to confirm the existence, scope and terms of related person transactions.

     Under the board’s policy, the audit committee evaluates related person transactions for purposes of recommending to the disinterested members of the board that the transactions are fair, reasonable and within Company policies and practices and should be approved or ratified.

     The board has considered certain types of potential related person transactions and pre-approved them as not presenting material conflicts of interest. Those transactions include (a) compensation paid to directors and executive officers that has been approved by the board or the compensation committee, as applicable, (b) certain Company contributions made in limited amounts to charitable or not-for-profit organizations and otherwise in accordance with the Company’s Policy on Charitable Contributions and (c) transactions in which the related person’s interest arises solely from ownership of the Company’s common stock and all holders of the common stock receive the same benefit on a pro rata basis. The audit committee considers the appropriateness of any related person transaction not within these pre-approved classes in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders, including:

  the benefits of the transaction to the Company;

  the terms of the transaction and whether they are on arm’s-length and in the ordinary course of the Company’s business;

  the direct or indirect nature of the related person’s interest in the transaction;

  the size and expected term of the transaction; and

  other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

     Related person transactions involving directors are also subject to board approval or ratification when so required under New York law.

RELATED PERSON TRANSACTIONS

     Mr. Shelley, a director of the Company, is counsel to Carter Ledyard & Milburn LLP. The Company paid $101,811 to Carter Ledyard for legal services performed in fiscal year 2007 and paid Carter Ledyard $131,303 in fiscal year 2007 for services performed in the fourth quarter of fiscal year 2006. A material part of Mr. Shelley’s compensation during fiscal year 2007 from Carter Ledyard was attributable to these fees. The Company may employ Carter Ledyard as legal counsel in the future.

     Under certain of the Company’s stock option plans, employees and directors had the right to defer payment of a portion of the exercise price, thereby becoming indebted to the Company. By the terms of the option plans, this indebtedness did not bear interest; however, under the Code, taxable interest is imputed to the optionee at interest rates determined by law and the amount of such imputed interest is deemed compensation to the optionee and is deductible by the Company. Both Heywood Shelley and Donald Stevens had outstanding indebtedness to the Company pursuant to these option plan provisions. As of August 1, 2006 (the start of fiscal year 2007), Heywood Shelley had outstanding indebtedness to the Company of $120,400, which he repaid in full on September 11, 2006. During fiscal year 2007, Donald Stevens had outstanding indebtedness to the Company in the amount of $131,389.78. No principal was repaid on Mr. Stevens' indebtedness during fiscal year 2007 (by the terms of the option plans, no payment was required). Pursuant to law, interest was imputed to each of Messrs. Shelley and Stevens in an amount equivalent to a per annum rate of 4.53% and 4.71%, respectively, and deemed compensation to them. These loans were grandfathered pursuant to Section 402 of the Sarbanes-Oxley Act. Executive officers and directors are no longer permitted to utilize the deferred payment provisions of the plans.

     During fiscal year 2007, Roberto Perez had outstanding indebtedness to the Company in the amount of $207,000 in connection with his relocation. No principal has been repaid on Mr. Perez's indebtedness subsequent to July 31, 2006. Pursuant to law, interest was imputed to Mr. Perez in an amount equivalent to a per annum rate of 4.71% and deemed compensation to him. This loan was incurred prior to the enactment of the Sarbanes-Oxley Act.

LEGAL PROCEEDINGS

     On October 5, 2007, two plaintiffs filed identical derivative lawsuits in New York Supreme Court, Nassau County relating to the Company’s previously announced understatement of its U.S. federal income tax payments and its provision for income tax in certain prior periods beginning with its fiscal year ended July 31, 1999. These actions purport to bring claims on behalf of the Company based on allegations that certain current and former directors and officers of the Company breached their fiduciary duties by failing to evaluate and otherwise inform themselves about the Company’s internal controls and financial reporting systems and procedures, among other allegations. The complaints seek unspecified compensatory damages on behalf of the Company, disgorgement of defendants’ compensation and other relief. The Company, acting in its capacity as nominal defendant, moved to dismiss the complaints on December 17, 2007 for failure to make a demand upon the Company’s board prior to filing the lawsuits, which motion is pending.

     A third shareholder derivative lawsuit relating to the tax matter described above was filed in the United States District Court for the Eastern District of New York on January 10, 2008. This action purports to bring claims on behalf of the Company based on allegations that certain of the current directors of the Company breached their fiduciary duties and were unjustly enriched in connection with the tax matter. The complaint seeks unspecified compensatory damages on behalf of the Company, disgorgement of defendants’ compensation and other relief. The Company, acting in its capacity as nominal defendant, moved to dismiss the complaint on March 10, 2008, for lack of subject matter jurisdiction over the complaint, which motion is pending.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Compensation Philosophy

     The Company’s compensation philosophy has been driven by its goals:

  to reward its executive officers for sustained individual and Company performance to provide for a stable group of highly qualified executive officers to provide a compensation package that is competitive with its peer companies in order to promote the first two goals

     Given the rapidly changing technological landscape and marketplace relevant to the filtration business, the Company values stability in its senior management as it provides for continuity of experience and vision. Through its approach to compensation, the Company encourages its executive officers to dedicate themselves to improving the Company’s long-term prospects and financial results. The Company’s compensation program also encourages increased focus on performance among its executive officers by relating a significant portion of their total compensation to Company performance. In order to satisfy these goals, the Company has developed a systematic approach to implementation of its executive compensation philosophy. The Company periodically reviews and revises its approach to align its compensation program with the evolution of compensation practices generally and to reflect changes in its management structure.

     The following discussion describes the Company’s executive compensation program principally as it relates to the “named executive officers” or “NEOs.” The named executive officers are the chief executive officer, the chief financial officer and three other most highly compensated executive officers for fiscal year 2007. As required by SEC rules, the named executive officers also include one individual who would have been one of the three most highly compensated executive officers had he remained an executive officer at fiscal year-end. The named executive officers have been with the Company from eight to 39 years.

Focus on Performance

     Cash Compensation

     Peer Group Review. To aid the Company in ensuring that its executive compensation program is in step with its peers and competitors in respect of both types and amounts of compensation, the Company has relied upon Watson Wyatt. The compensation committee is responsible for Watson Wyatt’s engagement and its reports regarding compensation of our executive officers are submitted to the compensation committee and to the chief executive officer at the same time. Management has engaged Watson Wyatt separately from time to time to produce market studies regarding compensation for employees other than the executive officers of the Company.

     Since 1994, Watson Wyatt has been asked to evaluate on a biennial basis the cash compensation levels of the Company’s executive officers. Watson Wyatt uses published compensation survey data to assess competitiveness of the Company’s compensation program relative to identified companies and to determine whether actual compensation paid fairly reflects the goals of the Company’s compensation philosophy.

     Watson Wyatt’s most recent cash compensation report covered cash compensation as of July 2006 (the “Cash Compensation Report”). In keeping with the compensation philosophy and in consultation with the chief executive officer, Watson Wyatt developed a report methodology that allowed the compensation committee to evaluate, based on the report, the Company’s compensation of its named executive officers relative to the following targets:

  base salaries at the peer group median (50th percentile)

  total cash compensation (base salary plus annual bonus) at the 75th percentile of the peer group when maximum bonuses are earned total cash compensation (base salary plus annual bonus) at the 50th percentile of the peer group when midpoint bonuses (50% of maximum) are earned.

     In producing the Cash Compensation Report, Watson Wyatt used data from Watson Wyatt Data Services, Mercer Human Resources Consulting and two proprietary surveys. The Cash Compensation  Report compared the cash compensation of the named executive officers to the cash compensation paid to officers with comparable positions and responsibilities at manufacturing and general industrial companies of similar scope and complexity to the Company with corporate revenues of approximately $2 billion (or, for positions tied to business segments, companies with revenues of approximately $1.2 billion for Industrial and $800 million for Life Sciences) (the “peer group”).

     The Cash Compensation Report disclosed that base salaries were slightly above (4.2%) the peer group median with the base salary of one of the named executive officers (Mr. Stevens) exceeding the peer group median for his position by more than 15% and the base salary of another named executive officer (Ms. Bartlett) being more than 15% below the peer group median for her position. Watson Wyatt advised the compensation committee that it considers compensation within plus or minus 15% of the peer group median to approximate competitive norms for base salaries. Targeted total cash compensation (base salary plus bonus) assuming a 50% bonus was slightly below (2%) peer group median and targeted total cash compensation assuming a 100% bonus was within 1% of the 75% percentile of the peer group.

     Individual Performance. While looking to peer group practices, the compensation committee is also mindful of the Company’s position as a unique and highly complicated business demanding specialized knowledge and experience of its executive officers. In addition, in its overall assessment of compensation, the compensation committee takes into account each named executive officer’s individual performance. However, no one element of compensation is determined directly by reference to individual performance (although the compensation committee has the discretion to raise base salaries by taking into account individual performance). The chief executive officer reports to the compensation committee the results of his performance assessments of the other named executive officers. With respect to Mr. Krasnoff, the compensation committee sets, and the board approves, specific personal goals. For fiscal year 2007, Mr. Krasnoff’s goals were as follows:

  complete integrated business structure

  meet goals for facilities rationalization program

  improve and broaden analyst coverage of the Company

  achieve business plan results within the model

  present updated five-year strategy plan for board approval achieve the infrastructure rationalization program for EuroPall and institute a comparable program for the Western Hemisphere.

     The compensation committee determined that Mr. Krasnoff had substantially achieved the personal goals outlined above in fiscal year 2007.

     2007 Annual Base Salaries. The Company has an employment contract with each of the named executive officers. Each of the employment contracts contains provisions with respect to base salary (including a mandatory increase for annual changes in the U.S. consumer price index).

     The compensation committee has the discretion to raise base salaries above the mandatory minimum and in evaluating any increases generally takes into account recommendations made by the chief executive officer for all officers other than himself, internal relationships and peer group practices as shown in the data supplied by Watson Wyatt in its reports.

     For fiscal year 2007, after a review by the chief executive officer of the performance of the other named executive officers and review of the performance of the chief executive officer by the compensation committee and in light of the chief executive officer’s recommendations for the other named executive officers, the compensation committee increased the base salary for all but one of its named executive officers by the minimum mandatory increase based on the consumer price index required under their employment contracts (5.6%) and increased Ms. Bartlett’s base salary by 26% in order to align her salary with the 50th percentile for her comparable officer position as shown in the Cash Compensation Report. Details regarding base salary paid in 2007 may be found in the “Summary Compensation Table.”

     2007 Annual Incentive Bonuses. Each named executive officer’s employment contract contains provisions with respect to annual bonus, primarily payable under the 2004 Executive Incentive Bonus Plan (the “Bonus Plan”). The Bonus Plan is the Company’s short-term incentive vehicle and was approved by the Company’s shareholders at the 2004 Annual Meeting of Shareholders. In fiscal year 2007, it was the principal means by which total cash compensation of the Company’s named executive officers was tied to the Company’s financial performance.

     Under the Bonus Plan, the first element used to determine the annual bonus payable to an executive under the Bonus Plan is the executive’s “target bonus percentage,” which is the maximum bonus payable to that executive for the year, expressed as a percentage of his or her base salary. This percentage is specified in the executive’s employment contract, although the compensation committee has the ability to increase it. Based upon the recommendation of the chief executive officer, the compensation committee did not change the target bonus percentages for the named executive officers for fiscal year 2007 from those of fiscal year 2006:

Eric Krasnoff	150%
Lisa McDermott	105%
Donald Stevens	105%
Mary Ann Bartlett	105%
Roberto Perez	105% (42% under the
Bonus Plan based on
Company performance
and 63% based upon
performance of Pall Life
Sciences (of which he is president))
Marcus Wilson	112.5%

     While Mr. Stevens is president of Pall Industrial, his entire annual bonus is tied to Company performance because he is also the Company’s chief operating officer.

     Under the Bonus Plan, the second element used to determine the annual bonus payable to an executive is the “minimum R.O.E. target,” “maximum R.O.E. target” and, in some fiscal years, appropriate intermediate R.O.E. targets. These targets are set annually by the compensation committee for the succeeding fiscal year. The minimum R.O.E. target is the “return on equity” that must be exceeded in order for any bonus to be paid to an executive for that year. The maximum R.O.E. target is the return on equity that must be achieved in order for an executive to receive a maximum bonus equal to his or her target bonus percentage. In September 2006, the compensation committee fixed the targets for fiscal 2007 as follows:

Minimum R.O.E. target	12.1%
Maximum R.O.E. target	16.1%

     “Return on equity” means the percentage determined by dividing “net earnings” for a fiscal year by “average equity” for that year, using the following definitions:

  Net earnings for any fiscal year is the after-tax consolidated net earnings of the Company, either (i) as certified by the Company’s independent auditors or (ii) as reported to such auditors by our chief financial officer at a meeting of the audit committee held prior to the date on which the Company’s annual report is filed with the SEC, and accepted by the independent auditors at such meeting, subject to events occurring after that meeting and prior to the date of the auditors’ certification of the financial statements. In either case, net earnings are adjusted to eliminate the effects of foreign currency translation, any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges, the cumulative effect of accounting changes, and “extraordinary items” as determined under U.S. generally accepted accounting principles insofar as these items are separately disclosed in the Company’s annual report.

  Average equity for any fiscal year means the average of shareholders’ equity as shown in the consolidated balance sheets of the Company for each of the two most recently completed fiscal years, excluding amounts recorded as “accumulated other comprehensive” income or loss and adjusted by items eliminated in the calculation of net earnings.

     The compensation committee chose return on equity as the financial performance measure under the Bonus Plan in order to reward Company performance that is directly tied to shareholder interests. The committee determined the maximum R.O.E. target for fiscal year 2007 based upon a year over year increase in net earnings, as defined by the Plan, of 15.9% over fiscal year 2006 that equated to earnings per share for fiscal year 2007 of $1.59, reflecting a demanding and realistic objective for earnings growth for fiscal year 2007 over fiscal year 2006. (This determination was made in September 2006 and therefore was based upon the Company’s consolidated financial statements for fiscal year 2006 prior to restatement. See “Audit Committee Report.”) Details regarding the minimum, target and maximum awards produced under the Bonus Plan formula may be found in “Grants of Plan-Based Awards for Fiscal Year 2007.”

     All of the named executive officers receive their annual bonus solely pursuant to the Bonus Plan except for Mr. Perez. As president of Pall Life Sciences, 42% of Mr. Perez’s annual bonus is determined under the Bonus Plan and 63% is determined by reference to targets specific to the performance of Pall Life Sciences. In December 2006, the chief executive officer set the targets for the Pall Life Sciences portion of Mr. Perez’s annual bonus based upon:

Operating Profit* of Life Sciences Line of Business for Fiscal Year 2007
Minimum target	$141 million
Maximum target	$154 million
____________________

*	Operating Profit set by reference to spot rates of exchange as of July 31, 2005.

     The compensation committee approved these targets prior to the calculation of the amount of Mr. Perez’s bonus for fiscal year 2007. The chief executive officer calculated the payout under the formula in accordance with the performance of Pall Life Sciences, which exceeded its maximum operating profit target for fiscal year 2007, and determined that 100% of the maximum bonus amount should be paid (63% of base salary, or $211,663). While the chief executive officer has the discretion to reduce (but not increase) the amount calculated pursuant to the formula, he exercised no discretion with respect to the resulting bonus amount. The compensation committee ratified the amount and payment of Mr. Perez’s bonus.

     The compensation committee has the ability to exercise discretion to reduce (but not increase) any bonus amount otherwise payable to any named executive officer as calculated in accordance with the Bonus Plan formula:

  to reflect any decreases in or charges to earnings that were eliminated in determining net earnings to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings to reflect the committee’s evaluation of the executive’s individual performance to reflect any other events, circumstances or factors that the committee believes to be appropriate in determining the amount of the bonus to be paid to the executive for the year.

     The compensation committee has no discretion to increase the amount of the bonus amount otherwise payable to any named executive officer as calculated in accordance with the Bonus Plan formula described above.

     Although bonuses under the Bonus Plan are typically determined in early October following the end of the Company’s fiscal year, the Bonus Plan formula for calculation of the bonuses relies upon audited financial information. As a result, fiscal year 2007 bonuses for the named executive officers were not calculated until March 2008 upon the completion of the Company’s restatement.

     As described above, under the Bonus Plan formula, in determining return on equity (and in particular the “net earnings” component), the after-tax consolidated net earnings of the Company are adjusted to eliminate the effect of certain decreases in or charges to earnings, including restructuring charges and any other special charges as well as any positive or negative effect of foreign currency translation. Also as described above, the committee has the ability to override any such adjustments in determining final bonuses under the Bonus Plan. For purposes of fiscal year 2007, the committee adjusted the Company’s results to eliminate the impact of restructuring charges, net of pro forma tax effect, and foreign currency translation, consistent with prior practice; however, the committee determined not to make an adjustment to eliminate the impact of a special tax-related charge recorded in 2007 unrelated to the matters underlying the Company’s restatement of prior period financial statements. As a result, based on the Bonus Plan formula, the Company’s R.O.E. for fiscal year 2007 was 14.7%. As the minimum R.O.E. target and maximum R.O.E. target for fiscal year 2007 fixed by the committee in September 2006 was 12.1% and 16.1%, respectively, under the Bonus Plan formula, the named executive officers would receive 64.7% of their respective target bonus percentages. The committee approved final bonuses for fiscal year 2007 to the named executive officers under the Bonus Plan in accordance with the formula as follows:

Named Executive Officer	Percentage of Base Salary	Bonus Amount
Eric Krasnoff	97.05%	$836,676
Lisa McDermott	67.94%	$236,863
Donald Stevens	67.94%	$344,537
Roberto Perez	27.17% (the remainder of	$91,298
	Mr. Perez’s annual bonus is
	paid outside of the Bonus
	Plan based upon
	performance of Pall Life
	Sciences)
Mary Ann Bartlett	67.94%	$197,202
Marcus Wilson	72.79%	$372,212

     In determining the bonus awards to be paid to the named executive officers, the committee solicited the views of the non-management directors and took into account a variety of considerations. The principal considerations were the Company’s performance in fiscal year 2007 relative to restated prior period results, including compensation paid to the named executive officers in those periods, and senior management’s implementation of major business initiatives, notably the completion in the first quarter of fiscal year 2007 of Pall’s business reorganization into two operating segments and the continued success throughout fiscal year 2007 of the Company’s cost reduction initiatives (especially its EuroPall program). The final bonus awards also reflected the committee’s recognition of the significant individual and group efforts involved in completing the restatement by March 31 (as required by waivers and amendments the Company obtained under its debt and other agreements) and the importance to the Company and its shareholders of retaining the named executive officers.

     Equity-Based Compensation

     The 2005 Stock Compensation Plan (the “Stock Plan”) and the Management Stock Purchase Plan (the “Management Plan”) were designed to complement the Bonus Plan and to provide long-term equity-based incentive compensation to the Company’s executive officers. These Plans reflect the compensation committee’s view that equity-based compensation provides executive officers with opportunities for capital accumulation at favorable tax rates, promotes long-term executive retention and, by fostering a proprietary interest in the Company, further aligns the interests of our executive officers with those of the Company’s shareholders.

     2007 Grants under the Stock Plan. The purpose of the Stock Plan is to attract and retain individuals of outstanding ability to serve in positions of responsibility by providing an opportunity to acquire or increase their proprietary interest in the Company and by providing incentives and awards to motivate their efforts towards the growth and success of the Company.

     Since January 2004, the Company has used a mix of nonqualified stock options and restricted stock units (generally, weighted 55% options and 45% units, although reviewed annually to determine the most appropriate split) in its annual equity grants to executive officers. In January 2007, with the approval of the chairman of the compensation committee, the Company requested Watson Wyatt to produce a report regarding the market competitiveness of total direct compensation (base salary, annual bonus, stock options and restricted stock units) of the named executive officers. For this report, Watson Wyatt revised the companies comprising the peer group against which it benchmarked the Company’s compensation program in light of the Company’s growth, especially in the global market, to include a more closely matched set of companies and competitors. Watson Wyatt’s methodology and selection were reviewed with the chief executive officer and the chairman of the compensation committee. The revised peer group was determined based on:

  similar revenue (greater than $1 billion and less than $4 billion)

  historical precedent (companies included in the peer group in the past)

  considerations relating to business strategy and model (companies with product lines and target markets significantly overlapping with those of the Company’s).

     The peer group companies were:

Bio-Rad
Ametek Inc.	Bard (C.R.)	Beckman Coulter	Laboratories	Donaldson Co.
Flowserve Corp.	Millipore Corp.	Mueller Industries	Pentair Inc.	PerkinElmer Inc.
SPX Corp.	Steris Corp.	Teleflex Inc.	Waters Corp.	Zimmer Holdings

     Watson Wyatt based its findings upon public proxy statement data of the peer group companies and compared long-term equity grants made to the named executive officers in 2006 against the three-year average equity grants of the peer group companies. According to Watson Wyatt’s report (the “Total Direct Compensation Report”), the target and actual total direct compensation of the named executive officers for 2006 were both below the peer group median. One of the reasons for this result stated in the Total Direct Compensation Report was that the long-term equity compensation of the named executive officers awarded in 2006 was below the median for comparable officer positions, ranging in peer group percentile rank from 1% to 31%. Watson Wyatt recommended to the compensation committee an increase in the number of stock options and restricted stock units granted to the named executive officers and indicated in the Total Direct Compensation Report the award sizes that would place the named executive officers in the 25th, median and 75th percentile of its peer group with respect to target total direct compensation. (In determining these award sizes, Watson Wyatt assumed that annual bonuses would be paid at a percentage of maximum based on a seven-year historic average.)

     Based on the information in the Total Direct Compensation Report, the compensation committee granted stock options and restricted stock units to the named executive officers in the amounts recommended by Watson Wyatt to bring target total direct compensation up to the peer group median. Details about the stock option and restricted stock unit grants made in 2007 may be found in “Grants of Plan-Based Awards for Fiscal Year 2007.”

     Each of the stock options granted under the Stock Plan vests and becomes exercisable in four equal cumulative installments on each of the first, second, third and fourth anniversaries of the date of grant and expires on the seventh anniversary of its grant date. Any unexercised and unvested stock options are forfeited on termination of employment under the Stock Plan unless the instrument evidencing the grant provides otherwise. Each of the restricted stock units granted under the Stock Plan vests and is settled on the fourth anniversary of the date of grant. Under the Stock Plan, the restricted stock units are forfeited on termination of employment prior to the expiration of the restricted period, unless the instrument evidencing the grant provides otherwise, and the termination of the participant’s employment was not for cause. Pending the vesting of restricted stock units, participants also receive dividend equivalent units. Pursuant to their terms, the stock options and restricted stock units may vest earlier under certain circumstances. Details regarding early vesting may be found in “Potential Termination or Change in Control Payments.”

     Management Plan. The purpose of the Management Plan is to encourage key employees of the Company to increase their ownership of the Company’s common stock. Under the Management Plan, key employees:

  may allocate portions of their cash compensation, using both pretax and after-tax dollars, to purchase restricted stock units, each representing the right to receive one share of common stock upon vesting or later delivery if deferred receive additional units from the Company to match on a one-for-one basis the units they purchase under the Plan (such match is subject to vesting)

  receive additional units equal to the dollar amount of dividends paid on common stock during the vesting period (or deferral period, if any) with respect to units credited to their accounts (“dividend equivalent units”).

     The restricted stock units are not taxed until they are settled in shares of common stock, permitting U.S. taxpayer participants to defer taxation on compensation earned in a given year (base salary and annual bonus) and on compensation received in the form of the matching units.

     The Company believes that the following substantial benefits accrue to the Company from the Management Plan:

  The Management Plan encourages management to elect to receive all or part of their annual bonuses in the form of restricted stock units, and to acquire additional units through either pretax payroll deductions from base salary (up to 50%) or after-tax lump sum payments. In this way, senior management invests in the future performance of the Company and their interests in the Company are aligned more closely with those of shareholders.

  The Management Plan encourages the retention of talented management personnel through its vesting provisions. Upon a voluntary termination of employment by a participant (other than retirement) or termination by the Company for cause, in either case prior to the fourth anniversary of the date the units were credited to the participant’s account, any units granted by the Company will be forfeited and any units purchased by the participant will be settled by delivery of a number of shares of common stock based upon the lower of the value of common stock on the date the units were credited or the date of settlement. By participating in the Management Plan, an executive officer has “skin in the game,” risking earned money on a belief in a rising stock price and continued employment.

  The Management Plan assists management in reaching their target ownership levels set under the Company’s common stock ownership guidelines described below.

     Details about grants of restricted stock units (including Company matching units) in 2007 under the Management Plan may be found in “Grants of Plan-Based Awards for Fiscal Year 2007.”

Focus on Stability

     The Company achieves stability among its executive officers and promotes executive concentration on developing the Company’s business and building long-term shareholder value primarily through its equity-based compensation, employment contracts and the provision of supplemental retirement benefits. The employment contracts and supplemental retirement arrangements also provide protection with respect to the Company’s intellectual property through a variety of restrictive covenants applicable to the executives. Mr. Krasnoff’s employment contract contains additional benefits to him and additional protections for the Company, reflecting the importance of his leadership to the growth and prospects of the Company.

     Employment Contracts

     Each of the employment contracts provides for notice of termination from the named executive officer or the Company to be given either one or two years in advance of the specified termination date. During the period following a notice of termination, the executive will continue to be fully compensated under his or her contract until the specified termination date, although, if it is the party giving notice, the Company may require the individual not to perform any further services. Mr. Krasnoff’s contract also provides him with severance payments in the event of his voluntary termination following a demotion or change in control of the Company or upon involuntary termination by the Company. Mr. Krasnoff is also entitled to accelerated vesting of his stock options at the start of the 30-day period preceding the end of his employment (other than as a result of death) and may exercise those options in full any time during that period or thereafter until they expire by their terms. The employment contracts also provide for termination upon death, disability, upon the executive reaching age 65 (unless the parties agree otherwise) and upon less than one year’s notice by the executive following a change in control.

     Details regarding the possible payments under the employment contracts discussed above upon termination of employment or change in control of the Company may be found in “Potential Payments upon Termination or Change in Control.”

     The Company’s business is highly dependent on proprietary intellectual property, including patents, trademarks, copyrights and trade secrets. The Company uses its employment contracts to reinforce limitations on inappropriate sharing of its intellectual property and to ensure that executives who have access to such proprietary intellectual property do not compete with the Company’s businesses either during or after employment with the Company. Each employment contract provides that during employment (including any period following notice of termination whether or not services are being performed) and for 12 to 18 months after termination of employment (other than following a change in control of the Company and with the length depending upon the circumstances of the termination), executive officers may not engage in any activity that is competitive to any material extent with the business of the Company. The employment contracts also contain trade secret, confidentiality and invention and patent covenants that apply during and subsequent to employment.

     Supplemental Retirement Benefits

     Krasnoff Contract Pension. Mr. Krasnoff’s employment contract provides for an annual pension payment beginning at the termination of his employment contract and continuing for ten years, conditioned, while Mr. Krasnoff is alive, upon his being available for advisory services to the Company upon request of the board for up to 15 hours a month and not engaging in any activity competitive to any material extent with Company business without prior Company consent (other than upon a termination of employment by the Company following a change in control).

     Supplementary Pension Plan. In addition to providing a tax-qualified profit-sharing plan and cash balance pension plan for all of its employees, including its named executive officers, the Company maintains supplementary plans for its executive officers that are not tax-qualified. The Company’s Supplementary Pension Plan is available to certain key officers, including the named executive officers, and provides lifetime pension payments that will, when added to primary Social Security benefits and payments from the Company’s tax-qualified Cash Balance Pension Plan, on an annual basis equal 50% of a participant’s average of the three highest of the participant’s last five years’ cash compensation (salary and bonus) prior to termination. Payments under the Supplementary Pension Plan are conditioned upon the participants, both before and after termination of employment, abiding by secrecy and invention agreements and certain non-compete provisions set forth in the plan. Payments under the plan are forfeited if the participant is fired by the Company for gross negligence or willful misconduct. Details regarding pension benefits under Mr. Krasnoff’s contract and the Supplementary Pension Plan may be found in “Pension Benefits for Fiscal Year 2007.”

     Supplementary Profit-Sharing Plan. The Company’s Supplementary Profit-Sharing Plan provides a benefit to U.S.-based executives to make up for contributions that cannot be made to the executives’ accounts by law under the tax-qualified Pall Corporation 401(k) Plan (the “401(k) Plan”, formerly known as the Pall Corporation Profit-Sharing Plan) and for earnings that could have been earned on such contributions. In fiscal year 2007, no contributions were made to the Supplementary Profit-Sharing Plan on behalf of any participants, including the named executive officers.

     Benefits Protection Trust. The Company has established a Benefits Protection Trust to which it makes voluntary contributions to help meet its obligations under the Supplementary Pension Plan and the Supplementary Profit-Sharing Plan, as well as any severance payable to Mr. Krasnoff under his employment contract described above and the Company’s obligation to pay Mr. Krasnoff’s contract pension. In the event of a “change in control” of the Company (as defined in the trust agreement), the trust fund must thereafter be used to satisfy these obligations other than in the event of an insolvency of the Company when such amounts will be available to its general creditors. The balance in the Benefits Protection Trust at the end of fiscal year 2007 was $57,693,354.

     Perquisites and Welfare Benefits

     Generally, the Company does not provide many perquisites to its named executive officers. Each named executive officer receives a car allowance (the amount of which is determined by Mr. Krasnoff) and certain executives have received tax and estate planning, sporting and concert tickets, home office equipment and airline club memberships. In the case of executives who relocate on behalf of the Company, such as Mr. Wilson, relocation and housing costs are also provided. Mr. Perez has an interest free loan from the Company that was made in connection with his purchase of a home upon his relocation on behalf of the Company. Mr. Stevens has an interest free loan from the Company that was made in connection with his exercise of Company stock options. Both loans were made prior to the adoption of the Sarbanes-Oxley Act. See “Summary Compensation Table.” Named executive officers receive the same welfare benefits, consisting of medical, dental, life and disability insurance, on the same terms as all other employees of the Company. The named executive officers are not entitled to receive any welfare benefits as a retiree, other than Mr. Krasnoff whose contract provides for lifetime medical coverage for him and his spouse and minor children, consisting of the same coverage and benefits as are provided under the hospitalization, medical and dental plans maintained by the Company for its nonunionized U.S. employees.

Equity-Based Compensation Grant Policy

     On January 10, 2007, the compensation committee adopted a written policy for the issuance of grants of equity-based compensation to officers and employees. Under the policy, the committee will make all grants to individuals who may be “covered employees” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and to all board-elected officers of the Company. At its regularly scheduled committee meeting held in July of each year, the committee will approve the total aggregate amount of shares available for the following fiscal year’s annual grant to all employees, including named executive officers. In addition, at that meeting, based upon recommendations of the Company’s chief executive officer and any other relevant factors, the committee will approve the total annual equity grants for each non-executive employee based on a schedule listing the name and position of the employee and the type and amount of the applicable award. At its regularly scheduled committee meeting held in January of each year occurring during an open trading window, based upon recommendations of the Company’s chief executive officer and any other relevant factors, the committee will approve the total annual equity grants for each “covered employee” and elected officer. The committee also will approve at a regular or special meeting held on or prior to the contemplated grant date all equity-based grants to newly hired or promoted employees or similar special grants not made at these meetings. All stock options will be granted at fair market value on the grant date as defined under the relevant plan (i.e., the NYSE closing price for the Stock Plan). The director of employee benefits (or, if such position does not exist, the chief financial officer) is charged with ensuring compliance with the grant policy.

Common Stock Ownership Guidelines

     The compensation committee has established common stock ownership guidelines for the Company’s officers and other key employees. The current target ownership levels are 500% of annual base salary for the Company’s chief executive officer, 300% of base salary for any executive officer whose annual base salary exceeds $300,000, and 150% of base salary for any other executive officer whose annual base salary exceeds $150,000. Target ownership levels of common stock for other officers and key employees have been established based on annual base salary ranges. For these purposes, a person’s base salary includes the amount of salary that he or she elects to receive in the form of restricted stock units under the Management Plan. Those persons who began participating in the Management Plan after its inception have six years from the dates of their participation to reach 100% of their target ownership levels. Participants with increased target ownership levels due to promotion are entitled to an additional two years to satisfy the new requirement. In calculating shares owned, each restricted stock unit (whether vested or unvested) held for the account of an employee under the Management Plan or the Stock Plan is counted as one share.

     The compensation committee has determined that, barring mitigating circumstances, any participant in the Management Plan who does not meet the target stock ownership level will not be eligible to receive further grants of stock options until the target is met.

     Each of the named executive officers still in office has met his or her target level or is in a grace period due to promotion. Total stock ownership as a percentage of the target ownership goal by each of the named executive officers who has met his or her target level ranges from 143% to 361%.

Taxes

     The Code limits the deductibility for federal income tax purposes of executive compensation paid by public companies to certain of their executive officers. Under Section 162(m) of the Code, the Company is not permitted to deduct compensation of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) in excess of $1,000,000 for any fiscal year except to the extent that the compensation in excess of that amount meets the statutory definition of “performance-based compensation.”

     The Company intends that cash bonuses and certain equity grants (including stock options) granted under the Bonus Plan and the Stock Plan meet the statutory definition of “performance-based compensation.” However, the Company may from time to time award certain bonuses and equity grants that are not deductible under Section 162(m). For example, restricted stock units granted under the Stock Plan and matching units credited under the Management Plan and any dividend equivalents on such units do not qualify as performance-based compensation. Nonetheless, the Company believes that the potential loss of a tax deduction is justified by the rationale for these awards.

     The Company is reviewing its compensation agreements and plans to ensure compliance with Section 409A of the Code. One result of Section 409A will be the delay of any payments made upon an executive officer’s separation from service to the date six months after the end of employment, in which event any such payments that would otherwise have been made during such period will be paid at the end of the six-month period in a lump sum with interest.

Post-Fiscal Year End Events

     Wilson Departure. As of November 14, 2006, the Company notified Marcus Wilson, the Company’s former President and board member, of its intention to exercise its right to terminate his employment in accordance with his employment contract. The Company entered into a separate letter agreement with Mr. Wilson dated on December 11, 2006, which amended his employment contract and provided certain additional termination benefits to him in exchange for a general release and waiver of claims against the Company. Pursuant to his contract and the letter agreement, Mr. Wilson will continue to be compensated as an employee of the Company through November 14, 2008 whether or not the Company requires him to provide further services. To date, the Company has not required any services from Mr. Wilson. Details about Mr. Wilson’s post-termination compensation may be found in and following the “Summary Compensation Table.”

As of November 14, 2006, Mr. Krasnoff assumed Mr. Wilson’s position as president. The Company did not increase Mr. Krasnoff’s compensation as a result of his assumption of this additional role.

COMPENSATION COMMITTEE REPORT

     The compensation committee reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007.

     This report by the compensation committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

     The undersigned, being all the members of the compensation committee, submit this report to the Company’s shareholders.

Compensation Committee
Daniel J. Carroll, Jr. (Chair)
Ulric S. Haynes, Jr.
Edwin W. Martin, Jr.
Edward L. Snyder
Cheryl W. Grisé (appointed to the
committee on January 17, 2008)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2007, Mr. Daniel J. Carroll, Jr. (Chair), Mr. Ulric S. Haynes, Jr., Edwin W. Martin, Ph.D. and Edward L. Snyder, M.D. served on the compensation committee of the board. None of the persons who served on the compensation committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s board.

Summary Compensation Table

     The following table sets forth the compensation of each of the named executive officers for the fiscal year ended July 31, 2007.

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	(1)	(2)	(3)	(4)	(5)	(6)	Total
Eric Krasnoff	2007	$862,108	$685,658	$574,616	$836,676	$1,215,057	$48,977	$4,223,092
(Chairman,
Chief Executive
Officer &
President)
Lisa McDermott	2007	$348,660	$119,270	$97,396	$236,863	$291,335	$24,936	$1,118,460
(Chief
Financial
Officer &
Treasurer)
Donald Stevens	2007	$507,156	$381,150	$212,394	$344,537	$216,234	$35,321	$1,696,792
(Chief
Operating
Officer &
President-
Industrial)
Roberto Perez	2007	$335,972	$221,451	$164,633	$302,961	$525,498	$33,661	$1,584,176
(President-Life
Sciences)
Mary Ann Bartlett	2007	$290,279	$103,799	$59,955	$197,202	$399,554	$22,806	$1,073,595
(Senior Vice
President &
General
Counsel)
Marcus Wilson	2007	$137,676	$877,097	$373,002	—	$246,730	$905,977	$2,540,482
(Former
President) (7)

____________________

(1)	Base salary is paid in accordance with each named executive officer’s employment contract. Includes amounts deferred into restricted stock units under the Company’s Management Plan by Ms. Bartlett ($22,507) and Mr. Perez ($82,103). See “Grants of Plan-Based Awards” for further information.

(2)	Reflects the expense recognized for financial statement reporting purposes under SFAS 123R for each NEO for the Company’s fiscal year ended July 31, 2007 for restricted stock units granted to the NEO both in fiscal year 2007 and in prior years under the Stock Plan and Management Plan. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. For additional information regarding the assumptions made in calculating these amounts, see Note 17, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 with respect to the grants made in fiscal year 2007 and the corresponding note to consolidated financial statements for prior fiscal years for grants made in such years. The amount shown for Mr. Wilson reflects additional expense recognized as a result of the terms of Mr. Wilson’s separation. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value, if any, that may be realized by the NEO.

(3)	Reflects the expense recognized for financial statement reporting purposes under SFAS 123R for each NEO for the Company’s fiscal year ended July 31, 2007 for stock options granted to the NEO both in fiscal year 2007 and in prior years under the Stock Plan and prior Company stock option plans. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. For additional information regarding the assumptions made in calculating these amounts, see Note 17, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 with respect to the grants made in fiscal year 2007 and the corresponding note to consolidated financial statements for prior fiscal years for grants made in such years. The amount shown for Mr. Wilson reflects additional expense recognized as a result of the terms of Mr. Wilson’s separation. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value, if any, that may be realized by the NEO.

(4)	Reflects annual bonus paid to the NEO under the Company’s Bonus Plan for fiscal year 2007. Includes amounts deferred into restricted stock units under the Company’s Management Plan by Ms. McDermott ($207,000) and Mr. Perez ($75,740) in fiscal year 2008. See the description of the Executive Incentive Bonus Plan and the Management Plan in “Compensation Discussion and Analysis” for further information about these awards.

(5)	Represents the aggregate increase in the actuarial present value of accumulated benefits under the Company’s tax-qualified Cash Balance Pension Plan, nonqualified Supplementary Pension Plan and, in the case of Mr. Krasnoff, his contract pension and, in the case of Mr. Wilson, the Pall U.K. Pension Fund, from the plan measurement date used for financial statement reporting purposes with respect to fiscal year 2006 to the plan measurement date used for financial statement reporting purposes with respect to fiscal year 2007. See “Pension Benefits for Fiscal Year 2007” for further information.

(6)	The amounts reported in All Other Compensation represent the aggregate incremental cost to the Company in fiscal year 2007 of the following:

Eric Krasnoff	•	Company contributions to the 401(k) Plan
	•	Company car allowance
	•	Fees for estate planning
	•	Sporting and concert tickets
	•	Fees for tax return preparation
	•	Club memberships
	•	Home office expenses
Lisa McDermott	•	Company contributions to the 401(k) Plan
	•	Company car allowance
	•	Sporting and concert tickets
	•	Home office expenses
Donald Stevens	•	Company contributions to the 401(k) Plan
	•	Company car allowance
	•	Imputed interest for outstanding loan to the Company
	•	Fees for estate planning
	•	Home office expenses
Roberto Perez	•	Company contributions to the 401(k) Plan
	•	Company car allowance
	•	Imputed interest for outstanding loan to the Company
	•	Sporting and concert tickets
	•	Home office expenses
Mary Ann Bartlett	•	Company contributions to the 401(k) Plan
	•	Company car allowance
	•	Sporting and concert tickets
Marcus Wilson	•	Company contributions to the 401(k) Plan
	•	Company car allowance (while still employed)
	•	Housing allowance (while still employed)
	•	Fees for tax return preparation
	•	Payments under separation agreement (See “Wilson Separation Agreement” for more information)
		o	Eight months’ car allowance ($12,480)
		o	Salary continuation ($373,692)
		o	Housing allowance ($12,968)
		o	Equivalent of (401k) Plan contributions ($6,750)
		o	Annual bonus ($372,212)
		o	Legal and broker fees in connection with house sale ($98,925)
		o	Reimbursement for legal fees in connection with separation agreement ($12,242)

(7)	Mr. Wilson resigned as an officer and director of the Company effective as of November 14, 2006.

For further information regarding the compensation set forth in the Summary Compensation Table, see “Compensation Discussion and Analysis” and “Pension Benefits for Fiscal Year 2007.”

Wilson Separation Agreement

     Marcus Wilson resigned as an officer and director of the Company effective as of November 14, 2006. In connection with his resignation, the Company entered into a letter agreement with Mr. Wilson that sets forth the Company’s severance obligations. Pursuant to the letter agreement, and conditioned on Mr. Wilson’s execution of a general release and waiver of claims, for a period of two years following November 14, 2006 (the “Notice Period”), Mr. Wilson is entitled to receive continued base salary of $511,368 per annum, an annual bonus under the Bonus Plan (with a target bonus of 112.5% of his base salary), continued coverage under the Company’s group medical insurance, a car allowance of $18,720 per year, a housing allowance of $17,700 per year for as long as Mr. Wilson remains in his U.S. residence, reimbursement for tax advice and reimbursement up to $15,000 for legal advice in connection with his resignation, outplacement services of up to $15,000, continued participation in the Supplementary Profit-Sharing Plan and the Supplementary Pension Plan and immediate pro rata vesting in a portion of his Management Plan account. As of November 14, 2006, Mr. Wilson ceased participation in the 401(k) Plan and the Cash Balance Plan, and, in lieu of such continued participation, Mr. Wilson will be entitled to a cash payment equal to the amount of Company contributions that would have otherwise been made to his accounts under such plans.

     Upon Mr. Wilson’s repatriation to the United Kingdom, he will become entitled to repatriation costs of up to $30,000, and payment of a broker commission of up to 5% and attorney fees of up to 0.5% of the sale price of his U.S. residence. In addition, stock options and restricted stock units granted pursuant to Stock Plan or the 1998 Employee Stock Option Plan not vested as of November 14, 2006 will continue to vest and be exercisable or settled, respectively, in accordance with their terms until the expiration of the Notice Period. At the end of the Notice Period, any unvested stock options under such plans will vest in full at such time and will remain outstanding until expiration in accordance with their terms and any unvested restricted stock units will continue to vest and be settled in accordance with their terms.

     In consideration for the foregoing arrangements, Mr. Wilson is not permitted to accept employment with another employer until the expiration of the Notice Period without written confirmation from the Company that such employment will not compete with Company. If Mr. Wilson does accept employment during the Notice Period, provided he has received confirmation from the Company that his new employment will not compete with the Company, from the date of his new employment until the end of the Notice Period, Mr. Wilson will receive monthly payments equivalent to 50% of his base salary and bonus compensation, continued vesting in his restricted stock units, and acceleration of his stock options.

Grants of Plan-based Awards for Fiscal Year 2007

     The following table provides information concerning equity and non-equity incentive awards granted to the named executive officers under the Bonus Plan, the Stock Plan and the Management Plan during fiscal year 2007. There can be no assurance that the grant date fair value of stock and option awards reported below will ever be realized by the named executive officers.

					All Other		All Other
		Estimated			Stock		Option		Grant Date Fair
		Future Payouts			Awards:		Awards:		Value of Stock and
		Under Non-Equity			Number of		Number of	Exercise or	Option Awards (8)
		Incentive Plan Awards			Shares of		Securities	Base Price	($)
		Threshold	Target	Maximum	Stock or		Underlying	of Option
		(1)	(2)	(2)	Units (5)		Options (6)	Awards (7)	Option	Stock
Name	Grant Date	($)	($)	($)	(#)		(#)	($/Sh)	Awards	Awards
Eric Krasnoff	1/10/2007				29,000	(3)	121,000	$34.07	$1,073,270	$988,030
	1/31/2007				8,631	(4)				300,000
		$32,329	$1,293,162	$1,293,162
Lisa McDermott	1/10/2007				10,000	(3)	44,000	34.07	390,280	340,700
		9,152	366,093	366,093
Donald Stevens	10/3/2006				11,586	(4)				356,169
	1/10/2007				10,000	(3)	42,000	34.07	372,540	340,700
	1/31/2007				10,472	(4)				364,000
		13,313	532,514	532,514
Roberto Perez	10/3/2006				3,362	(4)				103,361
	1/10/2007				8,000	(3)	35,000	34.07	310,450	272,560
	1/31/2007				2,307	(4)				80,200
	7/31/2007				2,023	(4)				84,006
		8,819	352,771	352,771
Mary Ann Bartlett	9/29/2006				5,178	(4)				159,545
	1/10/2007				8,000	(3)	35,000	34.07	310,450	272,560
	1/31/2007				626	(4)				21,770
	7/31/2007				560	(4)				23,244
		7,620	304,793	304,793
Marcus Wilson	10/3/2006				7,510	(4)				230,876
		14,382	575,289	575,289
____________________

(1)	Represents the bonus payable to the named executive officer under the Bonus Plan if the threshold, or lowest possible achievement that would yield a bonus payment, is obtained.

(2)	Represents the bonus payable to the NEO under the Bonus Plan if the performance target is obtained. The amounts disclosed under target and maximum are identical as full bonus is paid if the performance target is achieved.

(3)	Represents the number of restricted stock units granted to the NEO under the Stock Plan on January 10, 2007. These restricted stock units will vest in full and be settled in stock on the fourth anniversary of the date of grant or, if occurring prior to that date, upon termination of employment as a result of death or disability or upon a change in control of the Company. A pro rated portion of any unvested restricted stock units will vest upon a termination of employment for eligible retirement (at or over age 65). Upon a termination of employment for any reason other than death, disability or eligible retirement, all unvested restricted stock units will be forfeited.

(4)	Represents the number of restricted stock units granted to the NEO under the Management Plan. The number of restricted stock units shown as granted on September 29, 2006, and October 3, 2006 resulted from pretax deferrals of bonus paid for fiscal year 2006 and the number of restricted stock units shown as granted on January 31, 2007 and July 31, 2007 resulted from pretax base salary deferrals by the named executive officer ($22,507 for Ms. Bartlett and $82,103 for Mr. Perez), as well as employer matching units granted with respect to units acquired by the named executive officer with all pretax and after-tax contributions. These restricted stock units will vest in full on the fourth anniversary of the date of grant or, if occurring prior to that date, upon termination of employment as a result of death or disability or upon a change in control of the Company. Upon a termination of employment for eligible retirement (at or over age 62) or upon a termination by the Company without cause, a pro rated portion of any unvested employer matching units will vest and all unvested units acquired by the named executive officer through pretax and after-tax contributions will vest. Upon a termination of employment for any reason other than death, disability, eligible retirement or by the Company without cause, all unvested employer matching units will be forfeited and all unvested units acquired by the named executive officer through pretax and after-tax contributions will vest but will be settled by delivery of a number of shares based upon the lower of the value of Common Stock on the date the units were credited to the NEO’s account or the date of settlement.

(5)	Dividend equivalent units are earned on all restricted stock units outstanding at the time the Company’s quarterly dividend is paid, based on the closing stock price on the dividend payment date, and vest at the same time as the restricted stock units to which they relate.

(6)	Represents the number of non-qualified stock options granted to the NEO on January 10, 2007 under the Stock Plan. The options granted vest 25% on each of the first four anniversaries of the date of grant while employed by the Company and after a termination for disability or retirement at or after age 65. Upon a termination for any reason other than disability or retirement, all unvested stock options will be forfeited on the date of termination, except in the case of Mr. Krasnoff whose options will vest 30 days prior to any termination of employment (other than as a result of death) pursuant to his employment contract. All stock options will vest in full upon a change in control of the Company. All stock options will expire on the seventh anniversary of the date of grant.

(7)	Exercise price is based upon the closing price of a share of Common Stock as reported in the NYSE Composite Transactions on the date of grant.

(8)	Represents the grant date fair value under SFAS 123R of the restricted stock units and stock option awards granted to the named executive officer.

For a description of the material terms of the Company’s Bonus Plan, Stock Plan and Management Plan, see “Compensation Discussion and Analysis” and “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at end of Fiscal Year 2007

     The following table provides information regarding unexercised options and unvested restricted stock units outstanding for each named executive officer as of the end of fiscal year 2007.

	Option Awards (1)					Stock Awards (1)
						Number		Market Value
	Number of	Number of				of Shares		of Shares
	Securities	Securities				or Units of		or Units of
	Underlying	Underlying		Option		Stock That		Stock That
	Unexercised	Unexercised	Option	Exercise	Option	Have Not		Have Not	Scheduled
	Options	Options	Grant	Price	Expiration	Vested		Vested (3)	Vesting
Name	(#) Exercisable	(#) Unexercisable	Date (2)	($)	Date	(#)		($)	Date
Eric Krasnoff	170,948	—		$22.09	3/18/2011	25,898	(4)	$1,075,285	1/19/2009
	83,000	—		16.13	10/2/2012	25,529	(4)	1,059,964	1/19/2010
	47,500	47,500	1/19/2005	27.00	1/19/2012	29,181	(4)	1,211,595	1/10/2011
	23,750	71,250	1/19/2006	28.68	1/19/2013	47,149	(5)	1,957,626	9/30/2009
	—	121,000	1/10/2007	34.07	1/10/2014	8,685	(5)	360,601	1/31/2011
Lisa McDermott	3,850	—		$16.13	10/2/2012	1,645	(4)	$68,300	7/27/2009
	1,200	1,200	7/27/2005	30.83	7/27/2012	5,106	(4)	212,001	1/19/2010
	4,500	13,500	1/19/2006	28.68	1/19/2013	10,062	(4)	417,774	1/10/2011
	—	44,000	1/10/2007	34.07	1/10/2014	1,738	(5)	72,162	9/11/2007
						1,600	(5)	66,432	9/17/2008
						5,317	(5)	220,762	9/30/2009
Donald Stevens	35,051	—		$16.13	10/2/2012	7,251	(4)	$301,062	1/19/2009
	12,500	6,250	8/4/2003	22.74	8/3/2013	7,148	(4)	296,785	1/19/2010
	13,500	13,500	1/19/2005	27.00	1/19/2012	10,062	(4)	417,774	1/10/2011
	6,750	20,250	1/19/2006	28.68	1/19/2013	14,482	(5)	601,293	9/11/2007
	—	42,000	1/10/2007	34.07	1/10/2014	1,585	(5)	65,809	1/31/2008
						1,754	(5)	72,826	7/31/2008
						16,014	(5)	664,901	9/17/2008
						18,457	(5)	766,335	9/30/2009
						1,844	(5)	76,563	1/31/2010
						2,177	(5)	90,389	7/31/2010
						11,699	(5)	485,742	10/3/2010
						10,537	(5)	437,496	1/31/2011

	Option Awards (1)					Stock Awards (1)
						Number		Market Value
	Number of	Number of				of Shares		of Shares
	Securities	Securities				or Units of		or Units of
	Underlying	Underlying		Option		Stock That		Stock That
	Unexercised	Unexercised	Option	Exercise	Option	Have Not		Have Not	Scheduled
	Options	Options	Grant	Price	Expiration	Vested		Vested (3)	Vesting
Name	(#) Exercisable	(#) Unexercisable	Date (2)	($)	Date	(#)		($)	Date
Roberto Perez	—	5,250	8/1/2003	$22.65	7/31/2013	5,698	(4)	$236,581	1/19/2009
	—	3,750	1/19/2005	27.00	1/19/2012	512	(4)	21,258	8/29/2009
	—	9,375	8/29/2005	28.33	8/29/2012	7,148	(4)	296,785	1/19/2010
	—	20,250	1/19/2006	28.68	1/19/2013	8,050	(4)	334,236	1/10/2011
	—	35,000	1/10/2007	34.07	1/10/2014	3,810	(5)	158,191	1/31/2008
						4,555	(5)	189,124	7/31/2008
						2,064	(5)	85,697	1/31/2009
						2,101	(5)	87,234	7/31/2009
						8,734	(5)	362,636	9/30/2009
						3,364	(5)	139,673	1/31/2010
						2,263	(5)	93,960	7/31/2010
						3,395	(5)	140,960	10/3/2010
						2,322	(5)	96,409	1/31/2011
						2,023	(5)	83,995	7/31/2011
Mary Ann Bartlett	2,500	—		$22.09	3/18/2011	1,450	(4)	$60,204	1/19/2009
	3,250	—		16.13	10/2/2012	1,025	(4)	42,558	8/29/2009
	1,000	1,000	1/19/2005	27.00	1/19/2012	2,553	(4)	106,001	1/19/2010
	300	900	8/29/2005	28.33	8/29/2012	8,050	(4)	334,236	1/10/2011
	800	2,400	1/19/2006	28.68	1/19/2013	471	(5)	19,556	9/11/2007
	—	35,000	1/10/2007	34.07	1/10/2014	261	(5)	10,837	1/31/2008
						288	(5)	11,958	7/31/2008
						129	(5)	5,356	1/31/2009
						384	(5)	15,944	1/31/2009
						132	(5)	5,481	7/31/2009
						559	(5)	23,210	9/30/2009
						82	(5)	3,405	1/31/2010
						630	(5)	26,158	7/31/2010
						5,229	(5)	217,108	9/29/2010
						630	(5)	26,158	1/31/2011
						560	(5)	23,251	7/31/2011
Marcus Wilson	15,000	—		$16.13	10/2/2012	8,287	(4)	$344,076	1/19/2009
	20,625	6,875	8/4/2003	22.74	8/3/2013	8,169	(4)	339,177	1/19/2010
	15,000	15,000	1/19/2005	27.00	1/19/2012	12,157	(5)	504,759	9/11/2007
	7,500	22,500	1/19/2006	28.68	1/19/2013	12,717	(5)	528,010	9/17/2008
						5,770	(5)	239,570	1/31/2009
						16,752	(5)	695,543	9/30/2009
						7,584	(5)	314,888	10/3/2010

____________________

(1)	Stock options were granted under the Stock Plan, the 1998 Employee Stock Option Plan, and the 1995 Employee Stock Option Plan. Restricted stock units were granted under the Stock Plan and the Management Plan and include any associated dividend equivalent units.

(2)	Stock options are scheduled to vest 25% on each of the first four anniversaries of the date of grant.

(3)	Represents the number of shares multiplied by the closing price of Pall stock on July 31, 2007 ($41.52) (with rounding of fractional restricted stock units).

(4)	Represents restricted stock units (including associated dividend equivalent units) granted to the NEO pursuant to the Stock Plan.

(5)	Represents restricted stock units (including associated dividend equivalent units) granted to the NEO under the Management Plan as a result of pretax base salary and bonus deferrals and employer matching units granted with respect to restricted stock units acquired by the named executive officer with pretax and after-tax contributions.

Option Exercises And Stock Vested For Fiscal Year 2007

     The following table sets forth information regarding the shares acquired upon the exercise of stock options and the value realized from these option exercises by the named executive officers during fiscal year 2007. None of the named executive officers had any restricted stock units vest during fiscal year 2007.

	Option Awards
	Number of	Value Realized
	Shares Acquired	on Exercise
Name	on Exercise (#)	($) (1)
Eric Krasnoff	124,052	$2,279,436
Lisa McDermott	—	—
Donald Stevens	38,397	526,823
Roberto Perez	23,000	307,783
Mary Ann Bartlett	2,250	48,897
Marcus Wilson	85,000	1,925,173
____________________

(1)	Value based on per share sale price if shares were sold at the time of exercise; otherwise, value based on the average of high and low stock price as reported in the NYSE Consolidated Transactions on the date of exercise.

Pension Benefits For Fiscal Year 2007

     The following table sets forth the present value as of July 31, 2007 of accumulated benefits under each plan that provides for pension benefits to the named executive officers at, following, or in connection with retirement.

		Number of	Present
		Years	Value of
		Credited	Accumulated
		Service (1)	Benefit (2)
Name	Plan Name	(#)	($)
Eric Krasnoff	Employment Contract Pension	32	$7,264,940
	Supplementary Pension	32	7,411,300
	Cash Balance Pension	32	106,643
Lisa McDermott	Supplementary Pension	8	$853,219
	Cash Balance Pension	8	29,729
Donald Stevens	Supplementary Pension	39	$4,372,807
	Cash Balance Pension	39	284,434
Roberto Perez	Supplementary Pension	8	$2,944,981
	Cash Balance Pension	8	52,808
Mary Ann Bartlett	Supplementary Pension	22	$2,002,090
	Cash Balance Pension	22	209,031
Marcus Wilson	Supplementary Pension	29	$1,574,333
	Cash Balance Pension	29	39,480
	U.K. Pension Fund	25	1,421,766
____________________

(1)	The number of years of credited service and actual service do not differ for any NEO for any plan.

(2)	“Present value of accumulated benefit” is a calculation that estimates the cash value as of July 31, 2007 of the pension benefit that has been earned by each named executive officer. It is based on various assumptions, including assumptions about future interest rates, inflation, mortality and retirement dates as follows:

  Discount rate: 6.25%

  Mortality: Combined healthy white collar RP2000 generational table for males and females

  Assumed retirement/commencement of benefits date:

    Supplementary Pension Plan: 60

    Cash Balance Pension Plan: 65

    Mr. Krasnoff’s employment contract pension: July 31, 2007

  U.K. Pension Fund: 65
  Inflation: 2.5% (applicable to U.K. Pension Fund only).

U.S. Pension Benefits

     Cash Balance Pension Plan

     Eligible employees may participate in the Pall Corporation Cash Balance Pension Plan on August 1st after completing 6 months of service and attaining age 20½. Eligible compensation under this plan includes the total compensation received by a participant for the plan year, including overtime pay and bonuses, subject to a limit under Section 401(a)(17) of the Code (which limit was $220,000 for fiscal year 2007).

     Under the cash balance plan formula, pension benefits are based on a participant’s hypothetical account balance. Each year the account balance is increased by compensation credits and interest credits. The compensation credit is added to the cash balance account on the last day of the plan year (or end of month of termination, if earlier) and is calculated by multiplying eligible compensation by a percentage. This percentage is determined by “points” which are equal to the sum of age and years of service as of the first day of each plan year. For less than 45 points, the credit is 2.5%; for 45-54 points, it is 3%; for 55-64 points, it is 4%; and for 65 or more points, it is 5%. In addition, the balance for those participants who were participants as of August 1, 1999 and who were age 50 with at least 10 years of service, will receive an additional compensation credit of 2% for each plan year that the participant remains an employee. Interest credits are added to the cash balance account on the last day of each plan year based on the average of the constant maturity one-year Treasury Bill rate for the month of June preceding the plan year in which the account is to be credited. In addition, interest credits on one half of the compensation credit earned during the plan year are also added to the account balance at the end of the plan year. Interest credits continue to be added to the account balance until the benefit is paid.

     If the participant is married, the normal form of payment is a joint and 50% survivor annuity. If the participant is not married, the normal form is a life annuity. The annuity is determined by converting the cash balance account to the actuarial equivalent monthly retirement benefit. In addition to the normal forms of payment described above, there are other optional forms of payment (lump sum and annuity) all of which are actuarially equivalent to the life annuity. A participant who terminates prior to age 55 may elect to receive a lump sum distribution equal to the participant’s account balance at his or her benefit commencement date or the normal form of payment described above.

     A participant becomes 100% vested in his or her benefits after five years of service.

     Supplementary Pension Plan

     The Company maintains the Supplementary Pension Plan which provides a retirement pension benefit, payable monthly commencing on the first day of the month following the normal retirement date (the last day of the month coinciding with or immediately following attainment of age 65) equal to 1/12 of 50% of the member’s final average compensation, reduced by the sum of the total annual pension payable under all other Company pension programs and the participant’s primary social security benefit. Final average compensation means one third of the participant’s aggregate compensation for the three years in which his or her compensation was the highest out of the last five years in which he or she participated in the plan. Compensation includes salary and bonus payments but does not include fringe benefits, equity awards or Company contributions to any retirement plans, including the 401(k) Plan and Supplementary Profit-Sharing Plan.

     A participant is vested in his or her benefit under the plan if (i) he or she is employed by the Company on either his or her 60th birthday or, if later, the fifth anniversary of his or her participation in the plan, or (ii) he or she has been employed by the Company for a period of at least 25 years, or (iii) he or she holds the position of Executive Vice President of the Company. Payments under the Supplementary Pension Plan are conditioned upon the participant, both before and after termination of employment, abiding by secrecy and invention agreements and certain non-compete provisions set forth in the plan. Payments under the plan are also forfeited if the participant is fired by the Company for gross negligence or willful misconduct.

     Upon a change in control (see note 4 to “Potential Payments Upon Termination or Change in Control”), each plan participant whose employment with the Company terminates for any reason (other than death) and who was a member of the Company’s Operating Committee at any time during the 30-day period immediately preceding the change in control, shall be fully vested in his or her account. All of the named executive officers other than Ms. McDermott and Mr. Perez were already fully vested in his or her account on July 31, 2007.

     A participant will receive his or her benefit payments under the plan upon retirement at or after age 60 with no reduction in benefits. A participant who retires as a result of disability will receive his or her benefit payments beginning six months after such disability (regardless of the participant’s age) and continuing only during the period of such disability; provided that if a participant ceases to suffer a disability after he or she has attained age 65, his or her benefit payments will continue during his or her lifetime with no reduction in benefits. If a participant retires after age 65, his or her benefit payments will be calculated using the higher of (i) the amount under the plan’s regular formula or (ii) the amount under the formula using the participant’s final average compensation based upon the year in which the participant turned 65 (and looking back over his or her four years prior to that year) and multiplying the result by the percentage increase in the consumer price index for the month immediately preceding the commencement of benefit payments over the month in which the participant turned 65.

     Although the benefit under the plan is calculated in terms of lifetime monthly payments, a participant may elect to take the actuarial equivalent in any form of payment offered under the Cash Balance Plan (or other retirement plan) other than a single lump sum.

     The purpose of the Supplementary Pension Plan is to assure executives a specified level of retirement benefit over and above what would be payable under the Company’s tax-qualified Cash Balance Pension Plan.

U.K. Pension Fund

     U.K. employees hired prior to August 1, 1997 are entitled to a pension payable at age 65 in the amount of one-sixtieth of Pensionable Salary for each year of service as a contributory member. “Pensionable salary” is the average of the highest three consecutive years of salary out of the last ten years prior to the date of retirement. Members of the plan currently pay contributions to the plan at the rate of 7.75% of annual salary (excluding bonus, commissions and overtime). Pension payments accrued after April 5, 1997 are increased for cost of living up to a maximum of 5% per year.

     Each participant may elect to commence receiving a reduced pension benefit prior to the normal retirement date of age 65. Benefit reductions are based on when service was provided to the Company.

Krasnoff Contract Pension

     Mr. Krasnoff’s employment contract provides for a pension amount to be paid to him, or his estate, for each of the ten years following the termination of his employment. Such annual amount will be determined by taking the average of the total cash compensation (salary and bonus) paid to him for the three full fiscal years out of the last five fiscal years prior to his termination in which he received the highest total cash compensation, adjusting it for changes in the consumer price index (for years other than the first year of payment), multiplying the result by 60% and subtracting the amount which is the maximum annual benefit payable under Section 415(b)(1)(A) of the Code as of the date of termination. The payment of the contract pension is conditioned upon Mr. Krasnoff being available for advisory services to the Company upon request of the board for up to 15 hours a month and Mr. Krasnoff’s not engaging in any activity competitive to any material extent with Company business without prior Company consent (other than upon a termination of employment by the Company following a change in control).

Nonqualified Deferred Compensation For Fiscal Year 2007

     The following table summarizes transactions and balances with respect to each NEO’s account under the Company’s nonqualified deferred compensation plans, other than defined benefit arrangements, for the fiscal year ended July 31, 2007.

				Aggregate		Aggregate
		Executive	Registrant	Earnings in	Aggregate	Balance at
		Contributions	Contributions	Last FY	Withdrawals/	Last FYE
		in Last FY	in Last FY	(1)(2)	Distributions	(3)(4)
Name	Plan Name	($)	($)	($)	($)	($)
Eric Krasnoff	Supplementary Profit-Sharing	—	—	$72,913	—	$687,883
	Management Stock Purchase	—	—	964,474	—	2,535,377
Lisa McDermott	Supplementary Profit-Sharing	—	—	$273	—	$2,913
	Management Stock Purchase	—	—	22,647	—	59,498
Donald Stevens	Supplementary Profit-Sharing	—	—	$12,421	—	$108,942
	Management Stock Purchase	—	—	142,400	—	374,303
Roberto Perez	Supplementary Profit-Sharing	—	—	$3,055	—	$28,817
	Management Stock Purchase	—	—	-0-	—	-0-
Mary Ann Bartlett	Supplementary Profit-Sharing	—	—	$775	—	$9,857
	Management Stock Purchase	—	—	111,325	—	292,633
Marcus Wilson	Supplementary Profit-Sharing	—	—	$5,248	—	$39,678
	Management Stock Purchase	—	—	42,329	—	111,232
____________________

(1)	Includes (i) interest, dividend, and unrealized gain income earned on the named executive officer’s account balance under the Supplementary Profit-Sharing Plan; and (ii) dividend equivalent units and appreciation earned on deferred vested restricted stock units under the Management Plan. With regard to the Management Plan, when dividend equivalent units are first earned and allocated, they are calculated based on the closing price of Pall common stock on the dividend payment date.

(2)	The amounts listed in this column are not included in the “Summary Compensation Table.”

(3)	Includes (i) the value of the NEO’s account balance under the Supplementary Profit-Sharing Plan and (ii) the dollar value of the NEO’s deferred vested restricted stock units under the Management Plan (including associated dividend equivalent units), based on the closing price of Pall common stock on July 31, 2007 ($41.52).

(4)	Certain contributions by the Company under the Supplementary Profit-Sharing Plan may have been included in the Summary Compensation Table in proxy statements for prior years.

Supplementary Profit-Sharing Plan

     Each named executive officer participates in the Supplementary Profit-Sharing Plan, pursuant to which the Company may contribute an additional amount equal to the sum of the base salary and bonus of the named executive officer for the taxable year that is in excess of the limitations on compensation provided in Section 401(a)(17) of the Code, multiplied by the ratio, for the year, of the Company’s aggregate profit-sharing contributions under the 401(k) Plan to the aggregate of all compensation of all tax-qualified 401(k) Plan participants (as limited by the Code). As there was no profit-sharing contribution made under the 401(k) Plan for fiscal year 2007, the Company did not make a contribution to the Supplementary Profit-Sharing Plan for fiscal year 2007. No employee contributions are permitted under the Supplementary Profit-Sharing Plan. The plan credits participants with earnings on their account balances based on participant-directed hypothetical investments in the range of Fidelity mutual funds offered under the 401(k) Plan. Participants vest in the Company’s contributions to their account as follows: 0%, 20%, 40%, 60%, for less than two, three, four and five years of service, and become 100% vested following five years of service. If a participant’s employment with the Company is terminated prior to 100% vesting in the Company contributions, the unvested portion of the individual’s account will be forfeited. All named executive officers are 100% vested in their accounts. The purpose of the Supplementary Profit-Sharing Plan is to provide to executive officers affected by the limitations under the tax-qualified 401(k) Plan a capital accumulation, on a percentage of compensation basis, equal to that provided to other employees of the Company. Based upon their hypothetical investments, the named executive officers were credited with the following annual rate of return with respect to their Supplementary Profit-Sharing Plan accounts for fiscal year 2007:

Eric Krasnoff	11.9%
Lisa McDermott	10.3
Donald Stevens	12.9
Roberto Perez	11.9
Mary Ann Bartlett	8.5
Marcus Wilson	15.2

Management Plan

     For information regarding the Management Plan, see “Compensation Discussion and Analysis” and “Grants of Plan-based Awards for Fiscal Year 2007.”

Potential Payments Upon Termination or Change in Control

     The following table sets forth the payments and benefits that would be received by each named executive officer in the event a termination of employment or a change in control of the Company had occurred on July 31, 2007, over and above any payments or benefits he or she otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company. The named executive officers would receive other payments and benefits as well upon termination of employment to which they were already entitled or vested in on such date, including amounts under the Company’s retirement programs and nonqualified deferred compensation plans in accordance with their terms. In addition, Mr. Krasnoff would receive his annual contract pension amount as set forth in “Pension Benefits for Fiscal Year 2007” and lifetime medical coverage for him and his dependents (estimated at a cost of $521,301 if terminated as of July 31, 2007) upon his termination of employment.

     Mr. Wilson was not serving as an executive officer as of July 31, 2007 and so is not included below. For more information regarding the terms of Mr. Wilson’s separation, see “Summary Compensation Table” and “Wilson Separation Agreement.”

						Notice of
						Termination	“Good
						of Employment	Reason”
Eric Krasnoff					Change in	Given by	Termination
		Disability		Retirement	Control	Company	by Executive
Benefit (1)	Death	(2)		(3)	(4)	(5)	(6)
Salary Continuation	-0-	-0	-	N/A	-0-	$1,648,153	-0-
Annual Bonus	-0-	-0	-	N/A	-0-	1,565,478	-0-
401(k) Plan (7)	-0-	-0	-	N/A	-0-	12,465	-0-
Supplementary Profit-Sharing Plan	-0-	-0	-	N/A	-0-	80,778	-0-
Supplementary Pension Plan	-0-	$3,137,852	(8)	N/A	-0-	270,623	-0-
Annual Contract Pension	-0-	-0	-	N/A	-0-	-0-	-0-
Management Plan Restricted Stock
Units	$ 1,339,435	1,339,435		N/A	$1,339,435	1,183,817	-0-
Stock Options	-0-	2,506,000		N/A	2,506,000	2,506,000	$2,506,000
Restricted Stock Units	3,346,844	3,346,844		N/A	3,346,844	1,075,285	-0-
Severance	N/A	N/A		N/A	4,067,747 (9)	4,067,747	4,067,747
Total	$ 4,686,279	$10,330,131		N/A	$11,260,026	$12,410,346	$6,573,747

					Notice of
					Termination of
					Employment
Lisa McDermott				Change in	Given by
		Disability	Retirement	Control	Company
Benefit (1)	Death	(2)	(3)	(4)	(5)
Salary Continuation	$ 174,330	$ 174,330	N/A	-0-	$ 340,708
Annual Bonus	183,047	183,047	N/A	-0-	226,533
401(k) Plan (7)	-0-	-0-	N/A	-0-	6,353
Supplementary
Profit-Sharing Plan	-0-	-0-	N/A	-0-	10,179
Supplementary Pension Plan	-0-	-0-	N/A	-0-	-0-
Management Plan	156,530	156,530	N/A	$ 156,530	126,180
Options	-0-	513,968	N/A	513,968	146,144
Restricted Stock Units	698,076	698,076	N/A	698,076	-0-
Total	$1,211,983	$1,725,951	N/A	$1,368,574	$ 856,097

					Notice of
					Termination of
					Employment
Donald Stevens				Change in	Given by
		Disability	Retirement	Control	Company
Benefit (1)	Death	(2)	(3)	(4)	(5)
Salary Continuation	$ 253,578	$ 253,578	N/A	-0-	$ 969,566
Annual Bonus	266,257	266,257	N/A	-0-	644,652
401(k) Plan (7)	-0-	-0-	N/A	-0-	12,465
Supplementary
Profit-Sharing Plan	-0-	-0-	N/A	-0-	34,349
Supplementary Pension Plan	-0-	-0-	N/A	-0-	-0-
Management Plan	1,615,294	1,615,294	$709,805	$1,615,294	1,356,330
Options	-0-	886,336	N/A	886,336	643,216
Restricted Stock Units	1,015,621	1,015,621	N/A	1,015,621	301,062
Total	$3,150,750	$4,037,086	$709,805	$3,517,251	$3,961,640

					Notice of
					Termination of
					Employment
Roberto Perez				Change in	Given by
		Disability	Retirement	Control	Company
Benefit (1)	Death	(2)	(3)	(4)	(5)
Salary Continuation	$ 167,986	$ 167,986	N/A	-0-	$642,302
Annual Bonus	176,386	176,386	N/A	-0-	566,861
401(k) Plan (7)	-0-	-0-	N/A	-0-	12,465
Supplementary
Profit-Sharing Plan	-0-	-0-	N/A	-0-	22,688
Supplementary Pension Plan	-0-	-0-	N/A	-0-	400,301
Management Plan	632,184	632,184	N/A	$ 632,184	548,300
Options	-0-	797,960	N/A	797,960	539,696
Restricted Stock Units	888,860	888,860	N/A	888,860	236,581
Total	$1,865,416	$2,663,376	N/A	$2,319,004	$2,969,194

					Notice of
					Termination of
					Employment
Mary Ann Bartlett				Change in	Given by
		Disability	Retirement	Control	Company
Benefit (1)	Death	(2)	(3)	(4)	(5)
Salary Continuation	$ 145,140	$ 145,140	N/A	-0-	$554,947
Annual Bonus	152,397	152,397	N/A	-0-	368,978
401(k) Plan (7)	-0-	-0-	N/A	-0-	12,465
Supplementary
Profit-Sharing Plan	-0-	-0-	N/A	-0-	14,387
Supplementary Pension Plan	-0-	-0-	N/A	-0-	270,111
Management Plan	204,901	204,901	N/A	$ 204,901	160,823
Options	-0-	317,957	N/A	317,957	173,353
Restricted Stock Units	542,999	542,999	N/A	542,999	60,204
Total	$1,045,437	$1,363,394	N/A	$1,065,857	$1,615,268
____________________

(1)	For purposes of the calculations in the table, payments that would be made over time have been presented as a present value lump sum using certain assumptions (salary continuation and annual bonus – 4.56% discount rate; 401(k) Plan – 6.25%;

Supplementary Profit-Sharing Plan – 3% contribution and 6.25% discount rate; Supplementary Pension Plan – 6.25% discount rate; Krasnoff annual contract pension – 6.25% discount rate). For purposes of the annual bonus, 2007 bonus amounts were assumed, although actual bonus would depend upon performance of the Company in the relevant year. In addition, the closing price on July 31, 2007 ($41.52) was used for all equity-based compensation calculations. The amounts shown relating to stock options were calculated by multiplying each stock option whose vesting would be accelerated or that would vest during the notice period, as the case may be, by the excess of $41.52 over the exercise price of such stock option. The amounts shown related to restricted stock units were calculated by multiplying each restricted stock unit whose vesting would be accelerated or that would vest during the notice period, as the case may be, by $41.52.

(2)	Each of the employment contracts defines “disability” as the executive’s inability, by reason of physical or mental disability, to perform his or her principal duties under his or her employment contract for an aggregate of 130 working days out of any period of 12 consecutive months.

(3)	None of the NEOs is currently eligible for retirement under their employment contracts or other plans of the Company other than Mr. Stevens with respect to the Management Plan.

(4)	Each of the employment contracts, the Stock Plan, the Management Plan and the Supplementary Pension Plan defines “change in control” as the occurrence of any of the following:
  the earlier to occur of (i) 10 days after a person or group of affiliated or associated persons (other than the Company or any subsidiary or employee benefit plan of the Company or subsidiary) has acquired beneficial ownership of 20% or more of the outstanding common stock (together, an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by the board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by an Acquiring Person of 20% or more of the outstanding common stock during such time as there is an Acquiring Person, any reclassification of securities or reincorporation or reorganization or other transaction which, directly or indirectly, increases by more than 1% the proportionate share of common stock beneficially owned by any Acquiring Person any direct or indirect (i) consolidation or merger of the Company into another person, (ii) consolidation or merger of another company into the Company in which the Company survives and all or part of the common stock is changed into or exchanged for securities of another person (or the Company) or cash or any other property or (iii) sale or transfer of assets or earning power aggregating 50% or more of the assets or earning power of the Company as a whole (other than to the Company or a subsidiary)

  any date on which the number of duly elected and qualified directors of the Company who were not either elected by the board or nominated by the board or its nominating committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws provided, however, that no change in control will be deemed to have occurred to the extent that the board so determines by resolution adopted prior to the event.
(5)	For purposes of these tables, we have assumed that, upon a notice of termination of employment given by the Company under an employment contract, the Company would continue to pay salary and bonus and provide for additional accruals under retirement plans, vesting of equity awards and continuation in the Company’s medical plans during the two-year (or, in the case of Ms. McDermott, one-year) notice period even if the Company required the NEO not to perform any further services. In light of this assumption, the amounts set forth represent the value on July 31, 2007 of such future payments and benefits assuming that notice was given by the Company on such date. (As the NEO would still be paying premiums for medical plans, no amount has been included in the tables for continued coverage.) However, in the case of a notice of termination of employment under an employment contract given by the named executive officer, we have assumed that the Company would not continue to make such payments or provide such benefits during the notice period unless the NEO continued to perform services. In light of this assumption, a named executive officer would not be entitled to any additional payments or benefits solely as a result of giving notice of termination of employment and so we have not included a column with respect to such terminations in these tables. The one exception relates to Mr. Krasnoff who is entitled to have all unvested stock options vest 30 days prior to any termination of employment (other than as a result of death). The value of unvested stock options held by Mr. Krasnoff as of July 31, 2007 is set forth in the table above.

(6)	Mr. Krasnoff’s employment contract permits him to terminate his employment with the Company upon 30 days’ notice upon the occurrence of the following events (i) failure of the board to elect Mr. Krasnoff as, or his removal from, office as chief executive officer of the Company or (ii) amendment of the by-laws of the Company in such a way that, or action by the board such that, Mr. Krasnoff no longer has the title, authority and duties which are customarily possessed by and assigned to a chief executive officer (“Good Reason”).

(7)	Represents the equivalent of the Company match under the 401(k) Plan assuming that the named executive officer would have contributed at least 3% of pay on a pretax basis under the plan for each year in the notice period.

(8)	Represents the increase in the accumulated present value as of July 31, 2007 over the amount disclosed in the “Pension Benefits for Fiscal Year 2007” (calculated in the same manner) resulting from the acceleration of payment as a result of disability.

(9)	Mr. Krasnoff may terminate his employment for any reason following a change in control of the Company and receive the severance payment under his employment contract.

Employment Contracts

     As noted in “Compensation Discussion and Analysis,” the Company has entered into employment contracts with each of the NEOs. The following describes each NEO’s entitlement under his or her employment contract to the payments and benefits upon termination of employment reported in the tables.

     Death/Disability

     Upon her death or disability, Ms. McDermott or her estate, as applicable, will be entitled to an amount equal to her base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for each month during the period from the end of month in which death or disability occurs until the earliest of (i) first anniversary of the date of termination and (ii) date on which the term of employment would have ended but for her death or disability, Ms. McDermott or her estate will be entitled to monthly payments equal to 1/12 of 102.5% of base salary (i.e., 50% of base salary and 50% of target bonus percentage of 105% of base salary).

     Upon his death or disability, Mr. Stevens or his estate, as applicable, will be entitled to his base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for each month during the period from the end of month in which death or disability occurs until the earliest of (i) first anniversary of the date of termination and (ii) date on which the term of employment would have ended but for his death or disability, Mr. Stevens or his estate will be entitled to monthly payments equal to 1/12 of 102.5% of base salary (i.e., 50% of base salary and 50% of target bonus percentage of 105% of base salary).

     Upon his death or disability, Mr. Perez or his estate, as applicable, will be entitled to his base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for each month during the period from the end of month in which death or disability occurs until the earliest of (i) first anniversary of the date of termination and (ii) date on which the term of employment would have ended but for his death or disability, monthly payments equal to 1/12 of 102.5% of base salary (i.e., 50% of base salary and 50% of his aggregate target bonus percentage of 105% of base salary).

     Upon her death or disability, Ms. Bartlett will be entitled to her base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for each month during the period from the end of month in which death or disability occurs until the earliest of (i) first anniversary of the date of termination and (ii) date on which the term of employment would have ended but for her death or disability, Ms. Bartlett or her estate will be entitled to monthly payments equal to 1/12 of 102.5% of base salary (i.e., 50% of base salary and 50% of target bonus percentage of 105% of base salary).

     Resignation Following Change in Control

     Under their contracts, after a change in control of the Company, the NEOs may give less than one year’s notice of termination of employment.

     Upon his resignation following a change in control, Mr. Krasnoff will be entitled to acceleration of all of his stock options 30 days prior to the date of termination and a severance amount, payable in a single lump sum equal to the present value, as of his date of termination, of (i) his base salary that would have been paid for 24 months following termination (the “base salary severance component”) and (ii) 150% of the base salary severance component (together, the “Severance Amount”). For the purpose of present value calculations, it will be assumed that the base salary severance component is payable in equal period installments in accordance with the normal payroll, and the 150% of the base salary severance component is payable in two equal installments at the end of the 12th month and the 24th month. If any amounts payable to Mr. Krasnoff upon his termination of employment would be subject to excise tax under Section 4999 of the Code, then such payment will be reduced or deferred to the extent required to avoid application of Section 4999 only if such reduction or deferral would result in Mr. Krasnoff being in a better after-tax economic position (the “Excise Tax Cutback”). For purposes of the table above, no such Excise Tax Cutback has been calculated or effected.

     Notice of Termination of Employment Given by Executive

     According to the terms of the contract, NEOs must give one year’s (in the case of Ms. McDermott) or two years’ (in the case of Messrs. Krasnoff, Stevens and Perez and Ms. Bartlett) notice to the Company (each, a “Notice Period”) if he or she wishes to terminate employment. Messrs. Stevens and Perez and Mss. McDermott and Bartlett would not be entitled to any compensation upon voluntary termination of employment, whether or not they gave the required notice under their employment contracts.

     Upon Mr. Krasnoff’s voluntary separation from service, under his employment contract, Mr. Krasnoff would be entitled to acceleration of his stock options 30 days prior to the conclusion of the Notice Period.

     Notice of Termination of Employment Given by Company

     The Company may terminate employment of an NEO under his or her employment contract by giving one year’s (in the case of Ms. McDermott) or two years’ (in the case of Messrs. Krasnoff, Stevens and Perez and Ms. Bartlett) notice to the NEO. During the applicable Notice Period, each of Messrs. Krasnoff, Stevens and Perez and Mss. McDermott and Bartlett will be entitled to continued salary continuation, bonus compensation, continued participation in the Company’s benefit plans, and continued vesting of equity. In addition, Mr. Krasnoff will be entitled to the Severance Amount and the acceleration of his stock options 30 days prior to the conclusion of his Notice Period.

     Good Reason Termination by Mr. Krasnoff

     Following the occurrence of events constituting Good Reason, Mr. Krasnoff may terminate his employment upon 30 days’ notice to the Company. Upon such termination, Mr. Krasnoff will be entitled to the Severance Amount and immediate acceleration of his stock options. None of the employment contracts with our other named executive officers provide any additional payments or benefits upon a termination for good reason.

Equity Plans

     The following describes each NEO’s entitlement under the Company’s equity plans upon termination of employment or change in control reported in the tables.

     Under the Stock Plan and all prior equity plans under which stock options have been granted (the “Stock Option Plans”) and under the Management Plan, all outstanding unvested stock options and restricted stock units will vest in full upon a change in control of the Company.

     Under the Stock Option Plans, upon a termination of employment, all stock options (vested and unvested) are forfeited except that upon a termination by reason of disability or retirement under an approved retirement program of the Company or a subsidiary, all options will remain in full force and effect and may be exercised in accordance with their terms until they expire by their terms. “Retirement under an approved retirement program of the Company or a subsidiary thereof” means retirement at or after age 65 unless the compensation committee determines, for reasons satisfactory to it, that retirement at an earlier age shall be deemed an “approved” retirement for purposes of a participant’s options. Upon termination by reason of death, all unvested stock options will be forfeited but the participant’s estate or heir may continue to exercise any options that had vested prior to death for one year.

     Under the Stock Plan, upon a termination of employment for any reason other than death, disability or eligible retirement, all restricted stock units will be forfeited, except to the extent otherwise determined by the compensation committee. Upon termination of employment by reason of death or disability, all restricted stock units will vest and become payable in full. Upon termination of employment by reason of eligible retirement, a pro rata portion of unvested restricted stock units will vest and the remainder will be forfeited. The portion of the restricted stock units that will vest is equal to the percentage of the total number of restricted stock units held on the date of termination determined by dividing the number of days in the period beginning on the grant date and ending on date of termination by 1460. “Eligible retirement” means retirement upon age 65 with eligibility to receive a retirement benefit under the Pall Corporation Cash Balance Pension Plan or, for non-U.S. residents, eligibility to receive a similar type of benefit under any pension plan or program maintained by the Company or any of its affiliated companies.

     Under the Management Plan, upon a voluntary termination of employment by a named executive officer (other than retirement) or termination by the Company for cause, any units granted by the Company will be forfeited and any units purchased by the named executive officer will be settled by delivery of a number of shares of common stock based upon the lower of the value of common stock on the date the units were credited or the date of settlement. Upon a termination of employment by the Company without cause or upon retirement (at or after age 62), any units purchased by the named executive officer will vest in full and a pro rata portion of unvested matching restricted stock units granted by the Company will vest and the remainder will be forfeited. The portion of the restricted stock units that will vest is equal to the percentage of the total number of restricted stock units held on the date of termination determined by dividing the number of months in the period beginning on the grant date and ending on date of termination by the number of months in the vesting period (either 36 or 48, depending upon the grant).

Supplementary Pension Plan

     Under the Supplementary Pension Plan, a participant will receive his or her benefit payments under the plan upon retirement at or after age 60 with no reduction in benefits. A participant who retires as a result of disability will receive his or her benefit payments beginning six months after such disability (regardless of the participant’s age) and continuing only during the period of such disability; provided that if a participant ceases to suffer a disability after he or she has attained age 65, his or her benefit payments will continue during his or her lifetime with no reduction in benefits.

     Under the Supplementary Pension Plan, each plan participant whose employment with the Company terminates for any reason (other than death) and who was a member of the Company’s Operating Committee at any time during the 30-day period immediately preceding the change in control, shall be fully vested in his or her account. All of the named executive officers other than Ms. McDermott and Mr. Perez were already fully vested in their accounts on July 31, 2007.

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE
EMPLOYEE STOCK PURCHASE PLAN

The board of directors unanimously recommends a vote FOR the approval of an amendment to the Employee Stock Purchase Plan increasing the number of shares of common stock available for purchase under the plan

     The shareholders will be asked at the meeting to vote on a proposal to approve an amendment to the Pall Corporation Employee Stock Purchase Plan (the “Employee Plan” or the “Plan”). The Plan as adopted by the board and approved by shareholders in 1999 authorized the issuance of 1,000,000 shares of the Company’s common stock for purchase by employees of the Company and its subsidiaries pursuant to the Plan. The Plan was amended in 2003 and 2005, each time with shareholder approval, to authorize the issuance of an additional 1,000,000 shares and 1,000,000 shares, respectively. The board has further amended the Plan, subject to shareholder approval, to authorize the issuance of an additional 1,500,000 shares for purchase by employees pursuant to the Plan. None of these 1,500,000 additional shares will be issued unless and until this Proposal is approved by shareholders. A copy of the amended Plan is attached as Appendix B. To request a separate copy, please contact the Company's vice president, investor relations and corporate communications at the address or fax number provided under “Annual Reports and Other Materials” below.

     The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the Plan is to encourage employees of the Company and its subsidiaries to invest in common stock of the Company, by providing them with a convenient method for purchasing common stock at below-market prices through voluntary, regular payroll deductions.

     The Plan encourages employees to elect to have part of their after-tax base pay applied to the purchase of common stock for the purpose of investing in the future performance of the Company. In this way, the interests of employees of the Company are aligned more closely with the proprietary interests of its shareholders. For this reason, the board believes that approval of the proposed amendment to the Employee Plan is in the best interests of the Company and its shareholders.

     As of March 20, 2008, approximately 375,592 shares remain available for purchases under the Employee Plan. It is expected that a significant portion of those shares will be applied to share purchases that will occur automatically upon the close of the current Offering Period (as defined below) on April 30, 2008. Accordingly, if this Proposal is not approved by shareholders, the Plan will probably have to be terminated before next year’s annual meeting of shareholders because the number of shares remaining available will be insufficient. The board believes that the Employee Plan has been of substantial benefit to the Company and its shareholders and that termination of the Plan would deprive the Company of a valuable employee incentive. For this reason, the board recommends a vote FOR the adoption of the amendment to the Employee Plan to increase by 1,500,000 the number of shares of common stock available for future purchases by employees under the Plan. The 3,000,000 shares previously authorized for the Plan have been sufficient to cover purchases under the Plan from its adoption in June 1999 to date.

Eligibility

     The Employee Plan is open to most employees of the Company and of subsidiaries of the Company that adopt the Plan with the Company’s approval. An employee who is generally employed at least 20 hours per week is eligible to participate in the Plan on the earlier of the November 1 or May 1 on or after which the employee has completed six consecutive months of employment with the Company or a subsidiary. No employee who has received a hardship distribution from the Pall Corporation 401(k) Plan within the preceding six months may participate in the Employee Plan. Also, with a few exceptions mandated by the Code, employees eligible to participate in the Management Stock Purchase Plan are not eligible to participate in the Employee Plan. Approximately 8,750 employees are currently eligible to participate in the Employee Plan, none of whom is an executive officer of the Company.

Payroll Deductions

     Under the Employee Plan, options to purchase shares of common stock are offered to each eligible participating employee through a continuous series of six-month offerings, each beginning on a November 1 or May 1 and terminating on the following April 30 or October 31 (“Offering Periods”). On the first day of each Offering Period, each participant in the Plan is granted, by operation of the Plan, an option to purchase as many shares of common stock, including fractional shares, as can be purchased with payroll deductions credited to the participant’s account during that six-month Offering Period.

     An eligible employee who elects to participate not later than 15 days before the beginning of a six-month Offering Period may elect to have any amount deducted from the “compensation” (as defined) which he or she is entitled to receive on each payday, to purchase shares under the Employee Plan, subject to the limits discussed below. “Compensation” is defined under the Plan to mean the employee’s gross base salary for a pay period, not including overtime, incentive compensation, bonuses, shift differentials, expense reimbursements, disability pay and other extraordinary compensation that may be paid to the employee. All payroll deductions are credited to a bookkeeping account maintained by the Company for the employee. After an Offering Period closes, the amount accumulated to the credit of each employee is applied to the purchase of shares of common stock at the share purchase price determined as set forth below under “Option Exercise.” The shares purchased, including a credit for any fractional share, are credited to a brokerage account established for each participant with Fidelity Investments or such other broker as the administrative committee of the Employee Plan may select.

Grants of Options

     An employee who has elected to participate in the Plan is automatically granted an option to purchase the number of shares that can be purchased with the amount of payroll deductions accumulated in his or her account during each Offering Period, subject to the limits discussed below. All options are fully vested when granted.

Option Exercise

     All options are automatically exercised as of the end of each six-month Offering Period. The share purchase price is 85% of the lower of the fair market value of a share of common stock on (a) the first trading day of an Offering Period, and (b) the last trading day of that Offering Period. Shares purchased upon exercise of an option are credited to the employee’s brokerage account. No brokerage commissions are payable by employees in connection with their exercise of options. Employees will be responsible for the payment of brokerage commissions on any sale of shares acquired under the Plan.

Limitations on Options

     The Plan as in effect prior to the March 2008 amendment provided for the sale of a maximum of 3,000,000 shares, subject to adjustment for stock splits and other capital changes affecting the common stock. On March 27, 2008, the board amended the Plan, subject to shareholder approval, to authorize the sale up to an additional 1,500,000 shares. The exercise in full of options granted to employees for the Offering Period beginning May 1, 2008 is conditioned on approval of the Plan amendment by shareholders at the meeting.

     No employee may purchase more than 1,500 shares in any Offering Period. Furthermore, no employee may be granted an option if, immediately after the grant, his or her rights to purchase common stock under options granted pursuant to the Plan would accrue at a rate that would permit the purchase of shares having a fair market value of more than $25,000 (determined at the time the option is granted) for each calendar year in which such options are outstanding.

Share Issuance

     An employee may elect to take delivery of shares of common stock which are in his or her brokerage account at any time, and may sell such shares subject only to compliance with any applicable federal or state securities laws. The employee will have all ownership rights with respect to shares credited to his or her brokerage account, including the right to direct the vote of such shares. Dividends or distributions that may be declared in respect of the shares in the employee’s account can be reinvested in additional shares at the election of the employee. By enrolling in the Employee Plan, the employee agrees to notify the Company of any sale or other disposition of common stock acquired by the employee under the Employee Plan occurring within 18 months of the date his or her options are exercised.

Reduction, Termination or Suspension

     An employee may decrease the rate of his or her payroll deductions or stop deductions entirely during an Offering Period by notifying the Company. If so, whatever payroll deductions have accumulated at the end of the Offering Period will be used to purchase shares. If the employee ceases to be employed by the Company or any subsidiary for any reason, the sum of all payroll deductions then credited to the employee, but not yet used to purchase shares, will be refunded. If during an Offering Period an employee experiences a “hardship” as defined in the Pall Corporation 401(k) Plan, the employee may request a full refund of all amounts then credited to his or her account. In the event of an employee’s death, all accumulated payroll deductions held for the employee will be paid to the employee’s designated beneficiary, or if the employee has not named a beneficiary, to his or her spouse, or if the employee is not married, to his or her estate.

Change in Control and Changes in Capitalization

     If a change in control of the Company (as defined in the Plan) should occur, the compensation committee will shorten the Offering Period then in effect and establish a new option exercise date before the date of any proposed sale or merger. An employee’s options will be automatically exercised as of the new exercise date. The number of shares covered by each unexercised option under the Plan will be adjusted, as directed by the committee, to reflect any stock split, reverse stock split, stock dividend, combination or reclassification of shares.

Additional Information Concerning the Employee Plan

     The Employee Plan is administered by a committee appointed by the board. The board may amend or terminate the Plan at any time, but no amendment or termination of the Plan may adversely affect any employee’s rights with respect to any options previously granted. Certain amendments, including an amendment increasing the number of shares covered by the Plan, require shareholder approval.

Federal Income Tax Considerations

     The tax considerations described in this section apply only to employees participating in the Plan who are subject to U.S. federal income tax. The Employee Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and is construed in a manner consistent with that section of the Code. If the Plan so qualifies, the amount that an employee contributes under the Plan through payroll deductions will be subject to tax as ordinary income for federal income tax purposes in the year in which such amounts otherwise would have been paid to the employee. In general, an employee will not be subject to tax upon the grant or exercise of an option under the Employee Plan, but an employee will be subject to tax with respect to shares acquired through the exercise of an option granted under the Plan when the employee disposes of the shares so acquired.

     The federal income tax consequences of a disposition of shares of common stock acquired under the Employee Plan depends on whether or not the disposition is treated as a disqualifying disposition. A disposition is treated as a disqualifying disposition if the acquired shares are disposed of (other than in a transfer occurring by reason of death) within two years after the date of the grant of the option or within one year after the acquisition of such shares pursuant to the exercise of the option.

     If any shares of common stock acquired pursuant to the exercise of an option granted under the Plan are disposed of in a disposition that is not a disqualifying disposition, an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of their disposition over the price paid for such shares under the option, or (b) the excess of the fair market value of the shares on the date of grant of such option over the price the employee would have paid for such shares if the option were exercisable, and had been exercised, by the employee on the date of grant, will be subject to tax as ordinary income in the year of such disposition. The employee will also recognize long-term capital gain, or long-term capital loss, upon such disposition of the shares, to the extent that the amount realized upon the disposition exceeds, or is less than, the sum of the price paid for the shares under the option plus the amount of ordinary income recognized by the employee upon the disposition of such shares, as described in the preceding sentence.

     If any shares of common stock acquired pursuant to the exercise of an option granted under the Employee Plan are disposed of in a disqualifying disposition, the excess of the fair market value of such shares at the date of exercise of the option over the price paid for the shares under the option will be subject to tax as ordinary income in the year of the disposition. The employee also will recognize capital gain or loss upon such disposition of the shares, to the extent that the amount realized upon the disposition exceeds, or is less than, the sum of the price paid for the shares under the option plus the amount of ordinary income recognized by the employee upon the disposition of such shares, as described in the preceding sentence. The capital gain or loss so recognized will be long-term if the employee has held the shares for more than one year, and will be short-term otherwise.

     The Company is not allowed an income tax deduction with respect to the grant of any option, the issuance of any shares of common stock pursuant to the Employee Plan or the disposition of any acquired shares if the disposition is not a disqualifying disposition. However, if an employee disposes of the acquired shares in a disqualifying disposition, the Company may receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the employee.

Shares Issued Under the Employee Plan

     The following table sets forth information with respect to shares of common stock purchased under the Employee Plan in the two most recently completed six-month Offering Periods, which terminated on April 30, 2007 and October 31, 2007. As noted above, no executive officers are eligible to participate in the Employee Plan.

Offering Period Ended April 30, 2007:
Employee contributions (2,058 employees as a group)	$7,122,244
No. of shares purchased	264,286
Purchase price per share	$26.949
Closing price of a share of common stock on April 30, 2007	$41.95
Offering Period Ended October 31, 2007:
Employee contributions (2,163 employees as a group)	$6,813,032
No. of shares purchased	200,278
Purchase price per share	$34.021
Closing price of a share of Common Stock on October 31, 2007	$40.07

     On March 3, 2008, the closing price of a share of common stock as reported in the NYSE Composite Transactions was $38.83.

EQUITY COMPENSATION PLANS

     The following table sets forth information regarding the Company’s equity compensation plans as of July 31, 2007, the end of the Company’s most recently completed fiscal year:

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance under
	be Issued upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans
approved by security
holders	4,392,906 (1)	$25.29	4,068,975 (2)
Equity compensation plans
not approved by security
holders	—	—	—
Total	4,392,906	$25.29	4,068,975
____________________

(1)	Consists of 2,828,756 shares of common stock issuable upon exercise of outstanding options, and 1,564,150 shares issuable upon conversion of outstanding restricted or deferred units under the Management Stock Purchase Plan and the 2005 Stock Compensation Plan. Since the aforementioned outstanding restricted and deferred units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

(2)	Consists of 3,493,105 shares of common stock available for future grants of options and/ or restricted stock units under the Management Stock Purchase Plan, the 2005 Stock Compensation Plan and the 2001 Stock Option Plan for Non-Employee Directors, and 575,870 shares remaining available for issuance under the Employee

Plan, a plan intended to qualify under section 423 of the Code (of the 4,068,975 shares of common stock available for future grants, 200,278 shares of common stock were issued under the Employee Plan on October 31, 2007).

ANNUAL REPORTS AND OTHER MATERIALS

     Copies of the Company’s 2007 Annual Report to Shareholders, which incorporates the Annual Report on Form 10-K for the fiscal year ended July 31, 2007, including the consolidated financial statements and footnotes, a financial schedule and a list of exhibits (all as filed with the SEC) is being furnished with this proxy statement to shareholders of record at the record date for the meeting.

     The Company is delivering only one copy of these materials to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. Upon an oral or written request, the Company will promptly deliver a separate copy of these materials to a shareholder at a shared address to which a single copy was delivered.

     To request a separate copy of the Company’s 2007 Annual Report to Shareholders, exhibits to such Annual Report and/or this proxy statement, or to alter your preferences for future Company mailings (including proxy materials), please contact vice president, investor relations and corporate communications, Pall Corporation via telephone at 1-800-645-6532 or send your request to Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548, fax 516-484-3649, attention: vice president, investor relations and corporate communications. The Company reserves the right to charge a reasonable fee for exhibits.

     The Company’s 2007 Summary Annual Report to Shareholders, its Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and this proxy statement are available on the Company’s website, at www.pall.com/ar07, and can be requested from the Company via telephone at 1-800-645-6532. The Annual Report on Form 10-K and this proxy statement are also available on the SEC’s website at www.sec.gov.

     Copies of the Company’s corporate governance policy, codes of conduct, board committee charters and director independence standards are also available on the Company’s website, at www.pall.com under the “Investor Information” tab, or will be furnished upon written request to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548, fax: 516-484-5895.

SHAREHOLDER PROPOSALS FOR 2008
ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

     Shareholders may submit proposals on matters appropriate for shareholder action at meetings of the Company shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in the Company’s proxy materials relating to its 2008 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must comply with the notice and other requirements of the Company’s by-laws. Such proposals should be delivered to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting

     The Company’s by-laws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the board or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the corporate secretary of Pall Corporation not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, in the event that the annual meeting is called for a date that is not within 30 days of the date on which the preceding year’s annual meeting of shareholders was held – that is, with respect to the 2008 Annual Meeting of Shareholders, between April 30, 2009 and June 27, 2009 – to be timely, notice by the shareholder must be so received not later than the close of business on the later of the 90th day prior to the date of the meeting and the tenth day following the date on which notice of the meeting is mailed or a public announcement of the date of the meeting is first made by the Company. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to the corporate secretary must set forth the information required by the Company’s by-laws with respect to each matter the shareholder proposes to bring before the annual meeting.

     In addition, the proxy solicited by the board for the 2008 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice in a timely manner in accordance with the notice requirements of the Company’s by-laws, and (ii) any proposal made in accordance with the by-law provisions, if the 2008 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-8(b)(2) under the Exchange Act.

     The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

INFORMATION ABOUT ADMISSION TO THE
ANNUAL MEETING OF SHAREHOLDERS

     Either an admission ticket or proof of ownership of Company common stock, as well as a form of personal photo identification, must be presented in order to be admitted to the meeting.

     You voted shares registered in your name by mail: If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it with you to the meeting.

     You voted shares registered in your name via the internet: If your shares are registered in your name and you received proxy materials electronically via the internet, you will need to print an admission ticket after you vote by clicking on the “Submit” button at the bottom of the screen that provides a summary of your vote. Then click “To print an Admission Ticket for the meeting” on the next screen to print your ticket.

     Your shares are held beneficially in the name of a bank, broker or other holder of record: If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof of your ownership of Company common stock, such as the most recent bank or brokerage account statement, to be admitted to the meeting.

No cameras, recording equipment or other electronic devices will be permitted in the meeting.

To obtain directions to the annual meeting of shareholders at the Long Island Marriott Hotel, visit the Hotel’s web site at http://www.marriott.com/hotels/maps/travel/nycli-long-island-marriott-hotel-and-conference-center or contact the Hotel via telephone at (516) 794-3800.

Appendix A

PALL CORPORATION

Director Independence Standards

     In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Pall Corporation (“Pall”). The Board has established the following guidelines to assist it in determining director independence under the New York Stock Exchange rules.

1.	The Director was not employed by Pall, and no immediate family member of the Director was employed by Pall as an executive officer, within the preceding three years;

2.	The Director was not affiliated with or employed in a professional capacity, and no immediate family member of the Director was affiliated with or employed in a professional capacity by a present or former internal or external auditor, within the preceding three years;

3.	The Director was not employed by, and no immediate family member of the Director was employed as an officer by, any company for which any Pall executive officer served as a member of such company’s compensation committee within the preceding three years;

4.	Neither the Director, nor any member of the Director’s immediate family received during any twelve month period within the last three fiscal years of Pall, direct compensation in excess of $100,000 from Pall other than regular director and committee fees and pension or other deferred compensation for prior services (provided such compensation is not contingent in any way on continued service to Pall);

5.	If the Director is an executive officer or an employee of, or if any immediate family member is an executive officer of, a company that makes payments to, or receives payments from, Pall for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, the Director is not “independent” until three years after falling below such threshold;

6.	The Director is a partner, principal or counsel in a law firm that provides professional services to Pall where the amount of payments for such services is less than $250,000 within the preceding three years;

7.	The Director or any member of his/her immediate family serves as an officer, director or trustee of a charitable organization to which Pall makes contributions and Pall’s discretionary contributions to such organization are less than the greater of one percent of such organization’s total annual charitable receipts or $250,000, for each of the preceding three years;

     If any relationship exists between Pall and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

A-1

Appendix B

PALL CORPORATION

Employee Stock Purchase Plan

(as amended effective March 27, 2008 subject to shareholder approval)

1.	Purpose. The purpose of the Pall Corporation Employee Stock Purchase Plan (the “Plan”) is to offer certain Employees of Pall Corporation (the “Company”) and Affiliated Companies an incentive to invest in common shares, par value $.10 per share (each, a “Share”) of the Company, by permitting eligible Employees to purchase Shares at below-market prices. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The stock purchase plan of the same name maintained by the Company prior to November 1, 1999 (the “Prior Plan”) is hereby amended and superseded by this Plan. In the event that the Plan is adopted by any non-U.S. Affiliated Company and is subject to the laws of another country, a separate document may be prepared for such company reflecting the specific requirements of applicable law, and such document, and not this document, shall determine all rights of all Employees of such company.

2.	Definitions. Capitalized terms used in this Plan shall have the following meanings unless defined elsewhere herein.

“Affiliated Company” means, at the time of the granting of an option under the Plan, any corporation of which not less than 80% of the voting shares are held by the Company or a subsidiary within the meaning of Section 424 of the Code (except that 80% stock ownership shall be substituted for 50% stock ownership in such definition), whether or not such corporation now exists or is hereafter organized or acquired by the Company or a subsidiary.

“Board of Directors” means the Board of Directors of Pall Corporation.

“Change in Control” means the occurrence of any of the following:

(a) the “Distribution Date” as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Company and United States Trust Company of New York, as Rights Agent as amended by Amendment No. 1 dated as of April 20, 1999 and as the same may have been further amended or extended to the time in question or in any successor agreement (the “Rights Agreement”); or

(b) any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

(c) any event described in Section 13 of the Rights Agreement; or

(d) the date on which the number of duly elected and qualified directors of the Company who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one- third of the total number of directors of the Company as fixed by its by-laws; provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 16(c) shall exist, to the extent that the Board of Directors so determines by resolution adopted prior to the Change in Control. Any such resolution may be rescinded or countermanded by the Board of Directors at any time with or without retroactive effect.

“Committee” means the group of individuals appointed by the Board of Directors of the Company to administer the Plan.

“Compensation” means, for any pay period, the gross base salary payable for such period. Compensation shall not include overtime, incentive compensation, incentive payments or bonuses, shift differentials, expense reimbursements, long-term disability and workers’ compensation payments, lump-sum payments due to death, termination of employment or layoff, non-taxable fringe benefits, payments or discounts under any stock purchase or option plan, or any other extraordinary compensation or other payments to an Employee.

“Employee” means a common law employee of an Employer whose customary employment is at least twenty (20) hours per week. Any person who is not initially recognized by an Employer as a common law employee, but who is subsequently determined to be an Employee by the proper authority, shall be an Employee for purposes of participation in the Plan after such determination.

“Employer” means the Company and any Affiliated Company that adopts the Plan with the prior written approval of the Committee.

“Exercise Date” means the last Trading Day of each Offering Period.

“Fair Market Value” means the value of a Share on a given date, determined based on the mean of the highest and lowest sale prices for a Share on such date, as reported on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange on such date, the exchange on which the Shares are listed (“Exchange”), or if the Exchange is not open for trading on such date, on the nearest preceding date on which the Exchange is open for trading.

“Participant” means any individual who is eligible to participate in the Plan as provided in Section 4 and enrolls in the Plan in the manner set forth in Section 5.

“Offering Period” means each six consecutive calendar month period during which an option to purchase Shares is granted and may be exercised.

“Purchase Price” means an amount equal to 85% of the lower of the Fair Market Value of a Share on the first Trading Day of an Offering Period or on the Exercise Date, but in no event less than the par value of a Share.

“Stock Account” means the account established pursuant to Section 8 for a Participant with such investment service provider as the Committee shall select in its discretion.

“Trading Day” means any day on which the Exchange is open for trading.

3.	Offering Periods. The Plan shall be implemented by consecutive Offering Periods, with the first Offering Period commencing on November 1, 1999 and ending on April 30, 2000, and each subsequent Offering Period thereafter, continuing until the Plan is terminated in accordance with Sections 17 or 20 hereof.

4.	Eligibility.

	(a)	Eligible Employees. Each Employee of an Employer shall be eligible to participate in the Plan on the earlier of the November 1st or May 1st coincident with or next following his or her completion of six (6) consecutive months of employment with an Employer. Notwithstanding the preceding sentence, no Employee of any Employer shall be eligible to participate in the Plan if that Employee (i) is a “highly compensated employee”, as defined in Section 414(q) of the Code, who is eligible to participate in the Management Stock Purchase Plan, or (ii) has received a hardship distribution from the Pall Corporation Profit-Sharing Plan within the preceding six (6) months.

	(b)	Leave of Absence. Each Participant who is on medical leave, family leave, military leave or any other leave of absence approved by an Employer shall be permitted to participate in the Plan as provided in this paragraph (b).

A Participant who is on an unpaid leave of absence shall have payroll deductions suspended at the commencement of such unpaid leave, but shall participate in the exercise of options under Section 7 to the extent of amounts credited to his or her account as of the next following Exercise Date. Upon such Participant’s return from unpaid leave of absence during the same Offering Period in which such leave began, his or her payroll deductions shall automatically recommence at the same rate as in effect prior to such leave.

A Participant who is on a paid leave of absence may elect, by notifying the Committee in the manner prescribed by the Committee, to suspend his or her payroll deductions at any time during such paid leave, but shall participate in the exercise of options under Section 7 to the extent of the amount credited to his or her account as of the next following Exercise Date. Upon such Participant’s return from paid leave of absence, he or she may elect to recommence payroll deductions as provided in Section 5(d).

	(c)	Termination of Eligibility. If a Participant ceases to be eligible to participate in the Plan for any reason on or before an Exercise Date, the Participant’s payroll deductions shall cease as of the effective date of such termination of eligibility, as determined by the Committee. All payroll deductions credited to the Participant’s account as of the effective date of his or her termination of eligibility, shall be distributed to the Participant as soon as practicable thereafter.

5.	Enrollment and Payroll Deductions.

	(a)	Enrollment. Any Employee who satisfies the eligibility requirements of Section 4(a) shall participate by enrolling in the Plan and authorizing payroll deductions in the manner prescribed by the Committee not later than fifteen (15) days prior to the commencement of any Offering Period. An eligible Employee who has elected to enroll in the Plan for an Offering Period and whose payroll deductions have not ceased during the Offering Period as provided in Section 5(d) shall automatically continue to participate in the Plan in each successive Offering Period with the same terms applicable.

	(b)	Amount. At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made on each pay day during each Offering Period equal to an amount not to exceed the Compensation which the Participant received on each such pay day; provided, however, that in the case of the Offering Period beginning on November 1, 1999, no Participant shall be permitted to make payroll deductions during the first two months thereof that, in the aggregate, exceed Four Thousand, Two Hundred Dollars ($4,200). All payroll deductions shall be withheld in whole units of currency only. All payroll deductions shall be credited to a bookkeeping account maintained by the Company for each Participant under the Plan. No interest will be paid on any amounts credited to any account. A Participant may not make any additional payments into such account.

	(c)	Payroll Deductions. Payroll deductions shall commence with the first practicable payroll period of the Offering Period following the Participant’s enrollment in the Plan and shall end in the last practicable payroll period of the Offering Period during which the Participant is enrolled in the Plan, or, if earlier (i) after the Participant notifies the Committee of his or her suspension of payroll deductions pursuant to Section 5(d), (ii) when the Participant ceases to participate in the Plan for any of the reasons stated in Sections 4(b), 4(c) or Section 11, or (iii) the first practicable payroll period after the Participant receives a hardship distribution from the Pall Corporation Profit-Sharing Plan.

	(d)	Adjustments to Payroll Deductions. A Participant may decrease the amount of payroll deductions or suspend all future payroll deductions during an Offering Period by notifying the Committee in the manner prescribed by the Committee. In the event a Participant suspends all payroll deductions, the Participant shall not be entitled to begin payroll deductions until the commencement of a subsequent Offering Period, except as provided below in the case of certain leaves of absence. The Committee may, in its discretion, limit the number of payroll deduction rate changes and prescribe the effective dates thereof during any Offering Period.

In the event that a Participant reduces or suspends payroll deductions during a paid leave of absence, such Participant, upon his or her return from such leave during the same Offering Period in which such leave began, may elect to recommence or increase payroll deductions by notifying the Committee in the manner prescribed by the Committee.

Notwithstanding other provisions of the Plan, to the extent necessary to comply with Section 6(b) and Section 14 the Company may decrease a Participant’s payroll deductions and/or suspend same at any time during an Offering Period, and shall, as soon as practicable after the end of an Offering Period, refund excess payroll deductions credited to the Participant’s account that, by virtue of Section 6(b) and/or Section 14, cannot be used to purchase Shares.

6.	Options.

	(a)	Grant of Option. On the first Trading Day of each Offering Period, each Participant shall be granted an option to purchase, exercisable on each Exercise Date, that number of Shares determined by dividing the aggregate amount credited to the Participant’s account as of such Exercise Date, by the Purchase Price; provided however, that such grant and purchase shall be subject to the limitations set forth in Sections 6(b) and 14.

	(b)	Limitation on Option Grant. Notwithstanding any other provisions of the Plan, no Participant shall be granted an option under the Plan if immediately after the grant, (i) such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase any class of capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or any Affiliated Company thereof, or (ii) such Participant’s rights to purchase capital stock under all Section 423 employee stock purchase plans of the Company and Affiliated Companies would accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such capital stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the event that a Participant’s account is maintained in a unit of currency other than U.S. dollars, for purposes of determining whether the limitation in the preceding sentence is exceeded, the unit of currency in which such Participant’s account is maintained shall be notionally exchanged for U.S. dollars at a rate equal to the exchange rate of such currency and U.S. dollars at the close of the first day of the Offering Period.

7.	Exercise of Option. As soon as administratively practicable after each Exercise Date, each Participant’s option to purchase Shares under the Plan shall be exercised automatically, and the maximum number of whole or fractional Shares subject to such option shall be purchased for the Participant at the Purchase Price, with the aggregate amount credited to the Participant’s account, unless the Participant has terminated participation as provided in Section 4(c) or employment as provided in Section 11. In the event that a Participant’s account is maintained in a unit of currency other than U.S. dollars, prior to the exercise of any option, such currency will be exchanged for U.S. dollars at a rate equal to the exchange rate of such currency and U.S. dollars at the close of the Exercise Date as of which such options are exercised.

8.	Participant Stock Accounts.

	(a)	Establishment of Stock Account. A Stock Account shall be maintained for each Participant. Shares purchased for the Stock Account of each Participant shall be credited thereto as of the close of business on the Exercise Date. All brokerage commissions attributable to the exercise of options under the Plan shall be paid by the Company or an Affiliated Company.

	(b)	Statement. As soon as practicable following each Offering Period, a statement of Stock Account shall be sent to each Participant, setting forth the amount of payroll deductions accumulated during the Offering Period, the Purchase Price, the number of Shares purchased and the amount of any cash remaining credited to the Participant’s Stock Account.

	(c)	Participant Shares. Shares purchased for each Participant shall be held in the Participant’s Stock Account. A Participant may request that a certificate be issued in the Participant’s name or the name of the Participant and his or her spouse for all or a portion of the whole Shares credited to the Participant’s Stock Account. A Participant may sell such Shares at any time thereafter, subject to compliance with any applicable federal or state securities laws. Each Participant agrees, by enrolling in the Plan, to notify the Committee of any sale or other disposition of Shares held by the Participant under the Plan which occurs within eighteen (18) months from the Exercise Date, indicating the number of such Shares disposed of. The Committee shall be entitled to presume that a Participant has disposed of any Shares for which the Participant has requested a certificate. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under all applicable laws, rules, and regulations, and the Company may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions. In the event that a Participant requests a withdrawal of all amounts credited to his Stock Account, any fractional Shares then held in the Participant’s Stock Account will be converted to an equivalent unit of currency and such amount shall be distributed to the Participant in cash along with the requested Shares.

	(d)	Voting Rights; Dividends. A Participant shall have all ownership rights with respect to the Shares credited to the Participant’s Stock Account, including the right to direct the vote of such Shares. Any dividends or distributions which may be declared thereon by the Board of Directors will be reinvested in additional Shares for the Participant, unless otherwise provided under the terms of the participant’s Stock Account. Such additional shares shall be purchased on the open market as soon as practicable after the dividend payment is received.

9.	Taxes. The Company or Affiliated Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or Affiliated Company to meet applicable withholding obligations, including any withholding required to make available to the Affiliated Company any tax deductions or benefits attributable to any sale or early disposition of Shares by the Participant.

10.	Hardship Distributions. In the event that during an Offering Period a Participant experiences a “hardship” as defined in the Pall Corporation Profit-Sharing Plan, the Participant may file a written request with the Committee for a refund of all amounts then credited to his account. If the Committee determines in its discretion that the Participant meets the requirements of a “hardship,” it shall cause the Participant’s account to be paid to the Participant as soon as practicable after such determination, without regard to whether a distribution is made on account of such hardship from the Pall Corporation Profit-Sharing Plan.

11.	Termination of Plan Participation.

	(a)	Termination of Participation. A Participant may terminate participation in the Plan by notifying the Committee thereof in the manner prescribed by the Committee. Following the effective date of such notice, the Participant’s payroll deductions shall cease with the next practicable payroll period. The Participant shall participate in the exercise of options under Section 7 to the extent of amounts credited to his or her account as of the cessation of his or her payroll deductions.

	(b)	Renewal of Participation. If a Participant terminates participation in the Plan, the Participant must re-enroll in the Plan as provided in Section 5(a) to renew participation.

	(c)	Termination of Employment. As soon as practicable following a Participant’s termination of employment for any reason, including retirement, a Participant or the Participant’s beneficiary shall receive cash equal to the amount credited to the Participant’s account during the Offering Period in which occurs the Participant’s termination and all options granted under Section 6(a) in connection with such Offering Period shall be canceled.

12.	Transfer. A Participant may not assign, transfer, pledge or otherwise dispose of (other than by will, the laws of descent and distribution) any payroll deductions credited to the account of the Participant or any right to exercise an option or receive Shares under the Plan. Any such assignment, transfer, pledge or other disposition shall be without effect. Each option is exercisable during the lifetime of the Participant only by such Participant.

13.	Participant Beneficiaries.

	(a)	Designation. A Participant may file with the Committee, a written designation of a beneficiary who is entitled to receive any accumulated payroll deductions, if any, held for the Participant under the Plan, in the event of the Participant’s death; provided, however, that the disposition of a Participant’s Stock Account upon his or her death shall be provided under the terms of such Stock Account.

	(b)	Failure of Designation. If a Participant dies without a valid beneficiary designation on file with the Committee, or if no designated beneficiary survives the Participant, the following automatic beneficiaries surviving the Participant shall be entitled to receive any accumulated payroll deductions, if any, held for the Participant under the Plan: (i) Participant’s surviving spouse, or (ii) if the Participant is not married, the Participant’s estate.

14.	Shares. The maximum number of Shares that may be acquired by any Participant in any Offering Period is 1,500. The maximum number of Shares that may be purchased by all Participants under the Plan is 4,500,000, subject to adjustment upon changes in the capitalization of the Company as set forth in Section 16. Shares credited to Participants’ Stock Accounts may, at the Committee’s discretion, be purchased in the open market (on an exchange or in negotiated transactions), or may be previously acquired treasury Shares, authorized and unissued Shares, or any combination of Shares purchased in the open market, previously acquired treasury Shares or authorized and unissued Shares. If, on a given Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

15.	Administration. The Plan shall be administered by the Committee, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Committee may change the frequency of payroll deductions, limit the frequency or number of changes in the amount of payroll deductions to be made during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with the Participant’s payroll deductions, and establish such other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the Plan.

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Each Participant shall have the same rights and privileges as afforded by Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. Every finding, decision and determination made by the Committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

16.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Change in Control.

	(a)	Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Shares each Participant may purchase per Offering Period (pursuant to Section 6 and Section 14) as well as the Purchase Price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

	(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be established by the Committee, and shall be before the date of the Company’s proposed dissolution or liquidation. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date in accordance with Section 7.

	(c)	Change in Control. In the event of a Change in Control of the Company, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “Change of Control Exercise Date”) and any Offering Period then in progress shall end on the Change of Control Exercise Date. The Change of Control Exercise Date shall be established by the Committee and shall be before the date of the Company’s proposed sale or merger. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the Change of Control Exercise Date, that the Exercise Date for the Participant’s option has been changed to the Change of Control Exercise Date and that the Participant’s option shall be exercised automatically on the Change of Control Exercise Date in accordance with Section 7.

17.	Amendment or Termination. The Board of Directors may at any time and for any reason terminate or amend the Plan, and/or delegate authority for any amendments to the Committee. Except as provided in Section 16, no such termination or amendment shall affect options previously granted or adversely affect the rights of any Participant with respect thereto. Without shareholder consent and without regard to whether any Participant rights may have been considered to have been “adversely affected,” the Plan may be amended to change the Offering Periods, increase the Purchase Price or change the maximum amount of payroll deductions permitted. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as required.

18.	Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

19.	Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

As a condition to the exercise of an option, the Company may require a Participant to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

20.	Term. The Plan shall be effective upon its adoption by the Board of Directors subject to the approval by the shareholders of the Company which approval must occur within the 12-month period after the Plan is adopted by the Board of Directors. It shall continue in effect indefinitely thereafter until the maximum number of Shares available for sale under the Plan (as provided in Section 14 hereof) has been purchased, unless terminated pursuant to Section 17 hereof. In the event that the shareholders of the Company do not approve the Plan, all payroll deductions that have accumulated in Participants’ accounts shall be refunded to Participants as soon as possible following the shareholder’s action.

21.	Use of Funds. Payroll deductions credited to a Participant’s account shall remain the general assets of the Company or an Affiliated Company and shall not be held in trust or required to be segregated in any manner.

22.	No Right to Continued Employment. Nothing in the Plan or in any option shall confer on any Participant any right to continue in the employ of the Company or any Affiliated Company.

[The Plan was approved by the Board of Directors on June 29, 1999 and by shareholders at the Annual Meeting on November 17, 1999, was amended by the Board of Directors, acting by its Executive Committee, effective October 16, 2000; and further amended by the Board of Directors effective October 17, 2003 and approved by shareholders at the Annual Meeting on November 19, 2003; and further amended by the Board of Directors on July 19, 2005 approved by shareholders at the Annual Meeting on November 16, 2005; and further amended by the Board of Directors on March 27, 2008 effective on that date subject to shareholder approval.]

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:01 a.m., Eastern Time, on May 28, 2008.

Vote by Internet Log on to the Internet and go to www.investorvote.com/PLL Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold

	01 - Cheryl W. Grisé
						For	Against	Abstain
	02 - John H.F. Haskell, Jr.			2.	Proposal to ratify the appointment of the independent registered public accounting firm.

	03 - Katharine L. Plourde			3.	Proposal to amend the Pall Corporation Employee Stock Purchase Plan to increase the number of shares.

	04 - Heywood Shelley			4.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

	05 - Edward Travaglianti

B	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign below exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Annual Meeting Admission Ticket

2007 Annual Meeting of
Pall Corporation Shareholders

Wednesday, May 28, 2008
at 11:00 a.m., Eastern time

Long Island Marriott Hotel & Conference Center
101 James Doolittle Boulevard
Uniondale, New York 11553
Phone: (516) 794-3800

ADMISSION: To be admitted to the annual meeting, you must bring this tear-off portion of your proxy card or other proof of ownership of Pall Corporation common stock, which will serve as your admission ticket. Upon arrival, please present this ticket or other proof of share ownership and a photo identification at the registration desk. No cameras, recording equipment or other electronic devices will be permitted in the meeting. To obtain directions to the Long
Island Marriott Hotel you may write or call the Hotel using the contact information above or visit their web site at
http://www.marriott.com/hotels/maps/travel/nycli-long-island-marriott-hotel-and-conference-center.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2008

Copies of the enclosed Proxy Statement for the 2007 Annual Meeting and the Annual Report to Shareholders for the year ended July 31, 2007 are also available on the Company’s website at www.pall.com/ar07.

Do you have access to the Internet? If so, consider receiving next year’s Annual Report and proxy materials in electronic rather than printed form. While voting via the Internet, click the box to give your consent and thereby conserve natural resources, as well as significantly reduce printing and mailing costs. If you do not consent to access Pall Corporation’s Annual Report and proxy materials via the Internet, you will continue to receive them in the mail.

Accessing Pall Corporation’s Annual Report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Pall Corporation

Annual Meeting of Shareholders - May 28, 2008

The undersigned hereby appoint(s) ERIC KRASNOFF and HEYWOOD SHELLEY, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the common stock of Pall Corporation (the “Company”) which the undersigned would be entitled to vote if present at, and to act for the undersigned at, the annual meeting of shareholders of the Company to be held on Wednesday, May 28, 2008, at 11:00 a.m., Eastern time, and at any adjournment thereof, on the matters indicated on the reverse side of this proxy.

This proxy is solicited by the Board of Directors of the Company and, when properly executed, will be voted in accordance with the instructions marked on the reverse side. If you properly sign and date this proxy card and deliver it to the Company but you mark no instructions on it, it will be voted FOR the election of all nominees for director named on the reverse side hereof (or for a substitute nominee if any of those named should become unavailable), FOR the proposal to ratify the appointment of the independent registered public accounting firm and FOR the proposal to amend the Pall Corporation Employee Stock Purchase Plan. This proxy confers discretionary authority on the persons named above to vote in accordance with their judgment on any other business which may properly come before the meeting, including but not limited to any proposal omitted from the accompanying proxy statement and this proxy card pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.